Gilmore Homes  Gilmore Loans | 2
Company Operating Agreement

EXHIBIT C

                                                            COMPANY OPERATING AGREEMENT

                                                         GILMORE HOMES  GILMORE LOANS, LLC
                                                    A Georgia Domestic Limited Liability Company
                                            A Proptech, Fintech and Consumer tech Emerging Growth Company

                                                           REGULATION A, TIER 2 OFFERING

 NOTICE:

 THE INTERESTS REPRESENTED BY THIS OPERATING COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR QUALIFIED
 UNDER APPLICABLE SECURITIES LAWS IN RELIANCE ON EXCEPTIONS THEREFROM UNDER REGULATION D, RULE 506 AND THE SECURITIES ACT OF 1933,
 SECTION 4(a)(2). THESE INTERESTS ARE BEING ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH AN INTENT TO DISTRIBUTE OR RESALE NOR
 MAY BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH INTERESTS
 UNDER THE SECURITIES ACT OF 1933, APPLICABLE REGULATIONS PROMULGATED PURSUANT THERETO, AND COMPLIANCE WITH ANY APPLICABLE STATE
 SECURITIES LAWS AND REGULATIONS (UNLESS EXEMPT THEREFROM). EACH PURCHASER REPRESENTS THAT THE PURCHASER IS PURCHASING FOR THE
 PURCHASER OWN ACCOUNT (OR A TRUST ACCOUNT IF THE PURCHASER IS A TRUSTEE) AND NOT WITH A VIEW TO SELL IN CONECTION WITH ANY OTHER.

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 Company Operating Agreement

 Note: (Disclousure) (Amended) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

                                                               Table of Contents

 1. Organization Formation, Name, Purposes

 1.1 Georgia Domestic Limited Liability Company            6
 1.2 Name                    7
 1.3 Place of Business                  7
 1.4 Manager                7
 1.5 Manager Compensation                   7
 1.6 Members                   8
 1.7 Nature of Members Interests               8
 1.8 Intent to Be Treated as a Partnership              8
 1.9 Nature of Business                   8
 1.10 Objectives                   10
 1.11 Term(s)                  10
 1.12 Registered Agent                  10

 2. Capitalization of the Company

 2.1 Member Classes                     10
 2.2 Percentage Interests                11
 2.3 Capital Calls                      11
 2.4 Time of Capital Contributions; Withdrawal Not Permitted             11
 2.5 Capital Accounts                  12

 3. Manager Advances and Members Loans

 3.1 Manager Advances                 12
 3.2 Member Loans                   12
 3.3 Right and Priority of Repayment             13
 3.4 Third Party Loans                13

 4. Cash Distribution to Members

 4.1 Cash Distributions during Operations                      14
 4.2 Withdrawal and Redemption                           15

 5. Manager Fees and Other Compensation

 5.1 Expense Reimbursements                     16
 5.2 Fees Paid to Manager and/or Third Parties                 17

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 6. Rights and Duties of Manager

 6.1 Management                   18
 6.2 Number of Managers, Tenure, and Qualifications                 19
 6.3 Authority of the Manager                    19
 6.4 Major Decisions, Restrictions on Authority of Manager                   20
 6.5 Employment of Affiliated or Unaffiliated Service Providers               21
 6.6 Delegation of Duties                           21
 6.7 Consultation, Quarterly Reports                      21
 6.8 Manager Reliance on Information Provided by Others              21
 6.9 Fiduciary Duties of Manager                           22
 6.10 Limited Liability of the Members and the Manager                   23
 6.11 Indemnification of the Manager and the Members                   23
 6.12 Liability Insurance                          24
 6.13 Management: His Exclusive or Non Exclusive Duties to Company              24

 7. Rights and Obligations of Members

 7.1 Limitation of Liability                         24
 7.2 Company Debt Liability                         25
 7.3 Authority of the Members; Summary of Voting Rights                  25
 7.4 Participation                            25
 7.5 Deadlock                     25

 8. Resignation or Removal of the Manager

 8.1 Resignation                              26
 8.2 Removal Process; Notice to Perform                          26
 8.3 Reasons for Removal; Good Cause Defined                   26
 8.4 Removal Notice Requirements                           27
 8.5 Effect of Resignation, Removal of Manager, Cash Distributions and Fees         28
 8.6 Applicability of Internal Dispute Resolution Procedures                28
 8.7 Vacancies                       28

 9. Meetings of Members

 9.1 Annual Meeting                            29
 9.2 Meetings                       30
 9.3 Place of Meetings                       30
 9.4 Notice of Meetings                         30
 9.5 Meeting of all Members                      30

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 9.6 Record Date                         31
 9.7 Quorum                               31
 9.8 Manner of Acting                                 31
 9.9 Proxies                             32
 9.10 Action by Members without a Meeting                32
 9.11 Electronic Meetings                        32
 9.12 Waiver of Notice                           32

 10. Fiscal Year, Books and Records, Bank Accounts, Tax Matters

 10.1 Fiscal Year                          32
 10.2 Company Books and Records                     32
 10.3 Bank Accounts                         33
 10.4 Reports and Statements                    33
 10.5 Tax Matters                      34

 11. Voluntary Transfer; Additional and Substitute Members

 11.1 Voluntary Withdrawal, Resignation or Disassociation Prohibited              35
 11.2 Admission of Additional Members                  36
 11.3 Transfer Prohibited Except as Expressly Authorized Herein                  36
 11.4 Conditions for Permissible Voluntary Transfer; Substitution                36
 11.5 Voluntary Transfer, Right of First Refusal                  36
 11.6 Withdrawal After One Year                    37

 12. Involuntary Transfer; Disassociation

 12.1 Disassociation for Cause                      38
 12.2 Disassociation by Operations of Law                  38
 12.3 Effect of Disassociation                            39
 12.4 Sale and Valuation of a Disassociation Member Interest                   40
 12.5 Closing                                                                                                                   40                                                                                                                         40
 12.6 Payment for a Disassociation Members Interest                       41

 13. Internal Dispute Resolution Procedure

 13.1 Notice of Disputes                    42
 13.2 Negotiation of Disputes                    42
 13.3 Alternative Dispute Resolution                                                                                     43
 13.4 Mediation                           44
 13.5 Arbitration                      44

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 14. Dissolution and Termination of the Company

 14.1 Dissolution                       45
 14.2 Termination of a Member Does Not Require Dissolution               46
 14.3 Procedure for Winding-Up                      46

 15. Miscellaneous Provisions

 15.1 Notices                            46
 15.2 Amendments                        46
 15.3 Binding Effect                         47
 15.4 Construction                        47
 15.6 Time                         47
 15.6 Headings                       47
 15.7 Agreement Is Controlling                    48
 15.8 Severability                     48
 15.9 Incorporation by Reference                          48
 15.10 Additional Acts and Documents                     48
 15.11 Georgia Law                         49
 15.12 Counterpart Execution                     49
 15.13 Merger                           49
       Management Signature Page                   50

 Appendix A:   Member Signature and Contact Page              51
 Appendix B:   Table 1, Class A Members                  52
 Appendix B:   Table 2, Class B Members                 53
 Appendix C:   Capital Accounts and Allocations               54
 Appendix D:   Definitions                   62

NOTE: (Amended) (Disclosure) Please be advised that our Company may never raise enough capital to move forward with our intended business operations.

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 Company Operating Agreement

 1. Organization Formation, Name, Purposes

 This Operating Company Agreement (Agreement) is made and entered into as of the date executed below by and among those persons whose names and addresses are set forth in Appendix A hereto (the Members), being the Members of Gilmore Homes  Gilmore Loans LLC, a Georgia domestic limited liability company (the Company or Equity Endeavors) and operating as a Proptech and Fintech emerging growth company incorporating real estate, technology and financial services, which the Manager and Members, each of whom represent and agree as follows:

 1.1 Georgia Domestic Limited Liability Company

 On December 10, 2015 Gilmore Homes  Gilmore Loans was organized and founded (inception) in the City of Hattiesburg, State of Mississippi by Michael L Gilmore, The Michael L Gilmore Company and the Hattiesburg University Foundation, as a general partnership and organizers, which the Internal Revenue Service (IRS) granted our Employer Identification Number (EIN) to operate thereunto. In July of 2016, the company moved its operations and headquarters to Atlanta, Georgia.

 On July 23, 2018, Gilmore Homes Gilmore Loans, LLC organized under the laws of the State of Georgia as a domestic limited liability company filing the articles of organization online via the Office of the Secretary of State and by paying of fees as provided by Title 14 of the Official Code of Georgian Annotated. The LLC was witness, sealed and granted by the State of Georgia on August 6, 2018.

 As a LLC, proptech and fintech (real estate, technology and financial services), and emerging growth company, who organized in accordance with the Georgia Limited Liability Company Act, as codified in the Georgia Code, Title 14, Chapter 11, as may be amended from time to time, the company may act as a member managed and/or manager managed firm, which the rights and liabilities of the Members shall be as provided in this Act and Operating Company Agreement herein, as may be modified thereunto, which the Members acknowledge, by their signatures hereof, that the management of the affairs of the Company shall be vested in the Manager of the Company, as set forth in
 Article 6 hereof, subject to any provisions of this Agreement (e.g., Articles 7 or 8), or in the Act restricting, enlarging or modifying the rights and duties of the Manager or management procedures. Thus, the members shall immediately, and from time to time hereafter, execute all documents and do all filing, recording and other acts as may be required to comply with the operation of the
 Company under the Act, and its acting formation of a member managed and/or manager managed as outlined hitherto.

 Each of the signatories to this Agreement shall be referenced herein as a Member(s).
 The Members shall immediately execute all documents and filings under the Agreement and Act.

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 Company Operating Agreement

 1.2 Name

 The name of the Company is Gilmore Homes  Gilmore Loans LLC, a Georgia domestic limited liability company, organizing the
 Gilmore Homes  Gilmore Loans LLC, Fund.

 1.3 Place of Business

 The Company (temporary) principal (office) place of business is:

 Gilmore Homes  Gilmore Loans, LLC
 Attn:  Michael Gilmore, Asset Manager
 Acting, Chief Executive Officer, Chief Operations Officer, Chief Financial Officer
 and Chief Technology Officer
 5401 Old National Highway #419
 Atlanta, Georgia 30349
 Email: mlgilmorecompany@gmail.com

 1.4 Manager

 The initial Manager of the Company is Gilmore Homes  Gilmore Loans LLC, a Georgia domestic limited liability company (the Manager)
 in association with Michael L Gilmore Development Co (SEC: 0001350455), a Regulation 506 D. The Asset Manager as well as the
 Chief Executive Officer, Chief Operations Officer, Chief Financial Officer and Chief Technology Officer is Michael L. Gilmore,
 organizing the GH GL, LLC Fund.

 The address (temporary) where all correspondences for the Manager should be mailed:

 Gilmore Homes  Gilmore Loans, LLC
 Attn: Michael Gilmore
 5401 Old National Highway #419
 Atlanta, Georgia 30349

 1.5 Manager Compensation (Amended) (Disclosure) Please be advised that our Company may never raise enough capital to move forward with our intended business operations.

 The manager will not receive direct compensation as in a salary. The manager will receive a 10% fee from the capital raised and invested. Manager shall only receive the fee when projects are in development, built, operating and/or funded. As noted and disclosed, the Company nor its manager may never raise enough capital to move forward with its intended business operations.

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 1.6 Members

 Each of the signatories to this Agreement shall be referenced herein as a Member and collectively, as the Members as defined in
 Appendix D hereof. The Members shall immediately, and from time to time hereafter, execute all documents and do all filing, recording, and other acts as may be required to comply with the operation of the Company under the Act.

 Every member will be required to complete, execute and return an original Signature Page of this Agreement, the form of which is attached hereto as Appendix A. The Manager will maintain an updated list of all Members as shown on Appendix B to this Agreement.

 1.7 Nature of Members Interests

 The Interests of the Members in the Company shall be personal property for all purposes. Legal title to all Company Assets shall be held in the name of the Company: Gilmore Homes  Gilmore Loans, LLC. Neither any member or a successor, representative, or assignee of such Member, shall have any right, title or interest in the Company Assets or the right to partition any real property owned by the Company. Interests may, but are not required to, be evidenced by a certificate of Membership Interest or Receipt and Acknowledgement
 issued by the Company, in such form as the Manager may determine.

 1.8 Intent to Be Treated as a Partnership

 It is the intent of the Manager and the Members that the Company shall always be operated in a manner consistent with its treatment as a partnership for federal income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a partnership for purposes of Section 303 of the Federal Bankruptcy Code. No Manager or Member shall take any action inconsistent with the express intent of the Members.

 1.9 Nature of Business (Note: Amended, Disclosure) Our Company may never raise enough capital to move forward with its intended business operations.

 This Offering involves the design, development and distribution of residential real estate (new, ground up construction single family homes for sale and for rent, building single family subdivisions, building multifamily apartments, as affordable, market rate, student, co-living, sharing or co-sharing and workforce housing, and condominiums for sale and for rent), and commercial real estate
 (new, ground up construction, shopping centers, hotels, mixed use developments, low rises, mid rises, and high rise projects, retail stores and restaurants such as Can You Spare A Dollar? $1.00 Stores, and Gil $ Mart, which will be big box chain stores around the
 U.S., acquiring lands to build, etc., the launch of a television station, social media networks, magazines, TV HIP HOP Awards Show and channel (Atlanta based). Future plans call for our private label Visa and MasterCard, Insurances and Loans: student, personal, business, home, mortgages, and car.

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 Company Operating Agreement

 NOTE: (Amended, Disclosure) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

 The Company will acquire properties (raw land and in cases of old, dilapidated and abandon residential and commercial buildings such as old single family homes, old apartments, old stores and shopping centers, and its lands), which will be torn down
 (tear downs) in order to clear land and make room for new, ground up development projects. Gilmore Homes Gilmore Loans, LLC will not fix or flip old properties, fix, flip or sell old properties, fix, flip or sell rehabilitate properties, fix, flip or rent old properties, acquire other properties, invest in other properties, indiviuals or companies, etc. Our Business Plan is specific: new, ground up developments and the implementation of new residential and commercial properties as indicated herein.

 Gilmore Homes  Gilmore Loans, LLC will follow its Business Plan at all times and will never deviate from it.  We are an emerging growth company juxtaposed proptech and fintech firm. The objectives, investments, strategies and benchmarks of our company are to BUILD anew and
 CREATE residential and commercial real estate, startup businesses such as retail and restaurants, and offering financial services related to real estate such as our private label Visa and MasterCard, and future products such as loans, insurances and media.

 In addition to building and creating, our company is also focused on urban transformation and revitalization with its main focus on creating jobs, businesses and services, and turning, blighted communities into urban oasis of luxury such as our forthcoming mixed use developments like GILMORE TOWER (see our Offering Circular), which will consist of over 184 retail stores and restaurants (plus or minus),
 a 6 level shopping center with ice skating rink, movie theater, a 1,000 seat performing arts center, office spaces, a 100 room, all suite, boutique hotel with Rolls Royce services, and grocery / pharmacy. These are just some of the examples our Members will participate in as Stakeholders. We will build all across the United States in select markets and states, which has a large minority and urban population. Disclosure: Our Company may never raise enough capital to move forward with its intended business operations.

 Note: The example scenario of Gilmore Tower is for illustration purposes only. There is no guarantee that this Offering will be successful via raising crucial capital for implementation. The $200,000,000 GILMORE TOWER project, if successfully funded, is slated first for Atlanta, Georgia with plans to scale around the United States in downtown urban areas, which the developments will be mixed use encompassing retail, restaurants, residential, hotel, office, grocery and entertainment. When our Regulation A Offering raises $10,000,000 to $20,000,000 (after SEC approval), we will commence the project levering our equity and accumulating debt to build, that will include over 270 apartments and condominiums, 184 retail stores and restaurants (plus or minus), 100 hotel rooms, etc. Your Investment is in the Company and not the specific projects. The company will raise funds in order to build the specific projects, which returns will commence back to stakeholders. As noted throughout, we may never raise enough funds to implement such.

 1.10 Objectives

 The Manager intends to accomplish the following objectives for our Members:

   * Provide Members with real estate investment opportunities.

   * Provide Members with retail and restaurants businesses opportunities.

   * Provide Members with real estate related opportunities such as technology and financial services.

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   * Provide Members will limited liability.

   * Provide Cash Distributions for the Members.

   * Provide for self liquidation of the investment.

   * Provide such so Class A Members involvement in real estate management is minimal.

   * Provide Members with the highest ethics, honestly, transparency and data of our affairs.

 1.11 Term

 Members shall remain and required to hold Interests for 12 months, the term. The Offering was filed on May 31, 2019, Amended in July of 2019, and is anticipating a Qualified ruling from the SEC thereafter. Moreover, the Company as a LLC commenced operations upon the filing of its
 Certificate of Organization and shall be perpetual unless sooner terminated under the provisions of Article 14 hereof.

 1.12 Registered Agent

 The Company initial office and initial registered agent are provided in Certificate of Organization. The Manager may change the registered agent (or such agent address) from time to time causing the filing of the new address and/or name of the new registered agent in accordance with the Act. However, the Company shall, at all times maintain a registered agent in the State of Georgia who shall be authorized to accept service on behalf of the Company.

 2. Capitalization of the Company

 2.1 Member Classes

 Within the structure of Gilmore Homes  Gilmore Loans, LLC Regulation A Offering, there are two (2) classes of Members, Class A and Class B.
 The Manager shall record the name and address of each of the Members in Appendix B to this Agreement. Member classes shall be allocated as provided below.

 2.1.1 Class A Members

 Investors who contribute capital to the Company through Contributions of Cash in exchange for the purchase of Class A Interests issued by the Company shall become Class A Members of the Company, once admitted by the Manager.

 The Capital Contribution of the Class A Members shall result in fifty percent (50%) of the total interest in the Company.

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 Company Operating Agreement

 Note: The Company may never raise enough capital to move forward with its intended business operations.

 The minimum investment amount required of a Class A Investor is Five Hundred Dollars ($500) or Ten (10) Interests; however, the
 Manager reserves the right to accept less than the minimum investment amount from a single Class A Investor in order to achieve the maximum dollar amount of Interests to the Class A Investors, if less than the minimum investment amount required of each Class A
 Investor is needed to do so.

 2.1.2 Class B Members

 The Manager (or its members and/or their Affiliates) will retain ownership of fifty percent (50%) of the Interests in the Company in exchange for services to the Company. The Class B Interests shall be subordinate to the Class A Interests. The issuance of Class B
 Interests is irrevocable even if Gilmore Homes  Gilmore Loans, LLC is removed or resigns as the Manager of the Company.

 The Manager reserves the right to allow the Class B members (or their members or Affiliates) to sell, grant, transfer, or convey a minority of the Class B Interests to others without permission of the Class A Members as long as doing so does not: a) dilute the
 Interests or percentage returns to the Class A Members, or b) allow any Class B Member to exert management control over the Manager.

 GILMORE HOMES  GILMORE LOANS LLC, its Affiliates or members (and/or their affiliates) may purchase Class A Interests at such value as may be established from time to time on transfer of a Class A Members Interest per Articles 11 or 12 of this Agreement, but they may be allowed to invest less than the minimum investment amount required of other Class A Members, at the Managers sole discretion.

 2.2 Percentage Interests

 The Manager shall list the number of Units purchased and/or the dollar amount of each Members Capital Contribution and Percentage
 Interests in Appendix B. Percentage Interests of the Members will be calculated in relation to the other Members in their Member class or in relation to the total Interests.

 2.3 Capital Calls; (Disclosure) Our Company may never raise enough capital to move forward with its intended business operations.

 Although the Manager intends to raise sufficient money from Investors in order to design, develop and distribute our residential and commercial real estate, it is possible that the Manager may make a capital call in order to raise Additional Capital Contributions with which the Company objectives and policies as outlined in the Memorandum.

 2.3.1 Additional Capital Contributions

 No Member shall be required to make an Additional Capital Contribution, if any portion (an Unpaid Portion) of any Members

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 Company Operating Agreement

 2.3.2 Cash Capital Contributions

 Commitment consists of an obligation of such Member to contribute cash or property to the Company in the future, which obligation has not yet been discharged, the other Members may require such Member to contribute cash in an amount equal to the product of such members Percentage Interest multiplied by all monies that in the judgement of the other Members are necessary to enable the Company to operate its business and maintain its assets and to discharge its costs, expense, obligations, and liabilities; provided, however, that under no circumstances, shall a Member be obligated under this Section to contribute cash in an amount, in excess of the agreed values (as stated in the Company records) of such Members Unpaid portion. Nothing contained in this Section is or shall be deemed to be for the benefit of any Person other than Members and the Company, and no such Person shall under any circumstances have any right to compel any actions or payments by the members.

 2.3.3 Failure to Contribute

 If a Member (Delinquent Member) does not contribute all or any portion of the Capital Contribution required pursuant to and at the time required by, such Members Commitment, the Company may sell additional interests in the Company to existing Members on a
 Right of First Refusal Basis at a rate of 1.5 times the value of the original investment.  If the existing Members of the Company do not elect to participate in the purchase of additional interests, the Company may sell the interests to a third party at a rate of 1.5 times the value of the original investment. For example, if there is a Capital Call of $50,000 to which a Member is called to contribute 10%, and the Member fails to contribute, the dilution will actually count towards their Percentage Interests at a rate of 1.5 times the value and it will instead be attributed to the value of the purchasing Member or third party.

 2.4 Time of Capital Contributions; Withdrawal Not Permitted

 Member Capital Contributions shall be made in full on admission to the Company. No portion of the capital of the Company may be withdrawn until dissolution of the Company, except as otherwise expressly provided in this Agreement.

 2.5 Capital Accounts

 An individual Capital Account shall be maintained for each Member in accordance with Treasury Regulation section 1.704-1(b)(2)(iv)
 and as further described in the attached Appendix C. Calculation of Member Percentage Interests will be determined on close of the offering to new Investors, and shall be calculated as described in Article 2.2 hereof.

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 3. Manager Advances and Member Loans

 If required to protect or preserve the Company assets, the Manager has the sole discretion to apply other available Company funds to pay any Company obligations. However, if sufficient Company funds are not available, the Manager or one or more Members may loan funds to the Company subject to the following provisions:

 3.1 Manager Advances

 The Manager may, but is not required to, loan its own funds or defer reimbursement of its out of pocket expenses as an Advance.
 The Company shall reimburse the manager for any such Advance from the date of the loan or deferral as soon as is practical together with the simple annualized interest at ten percent (10%). Interests on Manager Advances shall be an expense of the Company when paid and shall accrue from the date of inception for a Manager loan, or from the date reimbursement was due for any Advance related to a deferred reimbursement.

 3.2 Member Loans

 Alternatively, the Manager may obtain a loan from one or more Members as and when necessary to continue the business of the Company, which shall earn ten percent (10%) per annum Interest from the date of inception. Additionally, please also be advised that our Company acting as both a proptech and fintech emerging growth company via Gilmore Homes  Gilmore Loans, LLC (Gilmore Loans) will offer to the general public (in the future) as well as Members (in the future) being allowed to apply for one of our loans and insurances products through Gilmore Loans, which will provide private: business, personal, student, car and home loans (mortgages) as well as low cost renters, life, business, property/home and car insurances (as noted, in the future). Implementation of such will be after three (3) years, once GH GL, LLC., is in full operations with the required licenses, permits, managers, employees, office facility(s), etc., and/or when GH GL, LLC is exceptionally capitalize having over $50,000,000 in liquid assets (cash), which will be needed to operate such.
 This is a long term goal of the company in the future, but not now, as part of our real estate related transactions.

 Note: As discussed throughout, Our Company may never raise enough capital to move forward with its intended business operations.

 3.3 Right and Priority of Repayment

 Principal and interest payments for a Manager Advance or Member Loan will be paid as an expense of the company as soon as sufficient
 Company funds are available, or held for longer in order to build up Company reserves, at the Managers sole discretion.
 A Manager or Member that make a loan to the Company shall be deemed an unsecured creditor of the Company for the purpose of determining its right and priority of repayment of interests and principal of such Advance or Loan, and repayment of the
 Principal will be paid in the order the Advance or Loan was made.

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 Company Operating Agreement

 (Amended) (Disclosure): Our Company may never raise enough capital to move forward with its intended business operations.
                         Note: Please also be advised that Distributions are not assured.

 3.4 Third Party Loans

 In the event of a failed capital call, or the unavailability of a Manager Advance or Member Loan, the Manager may obtain a loan and/or credit from one or more third parties as it deems appropriate to further the business objectives of the Company.
 Such loan shall be made to the Company on such terms as the Manager deems reasonable and appropriate after taking into account the urgency and needs for the funds.

 Third party loans will be a critical part of our real estate development as an emerging growth company. Based on a successful capital raise, if any, our Company will participate in borrowing money for our real estate development projects including leveraging our equity.
 For example, if the company raises $20,000,000 to $50,000,000 (the maximum) in a successful company raise, that money will be used to leverage debt financing for Gilmore Tower, a $200,000,000 project.

 Even if the Company raises $100,000, that amount will be used to leverage a $1,000,000 construction loan to build small 4 to 10 unit apartment complexes, up to 10 single family homes and/or the launch of our nationwide chain of $1.00 Stores such as Can You Spare a Dollar?
 So, third party loans will be crucial to our real estate projects, developments and startup businesses as an emerging growth proptech and fintech company.

 4. Cash Distributions to Members

 The Members may receive Distribute Cash from the Company as authorized in the Agreement. In general, the Manager intends to operate the Company in such a manner as to generate Distributable Cash it can share with the Members.

 Distributable Cash shall be determined by the sole discretion of the Manager after sufficient Working Capital and Reserves.
 Distributions to Class A Members, when made, will be allocated among them in proportion to their Percentage Interests in the Class
 A Interests.

 Distributable Cash, if any, will be distributed until expended, in the order described in Sections 4.1 and 4.2 below, depending on the phase of operation of the Company. Distributions will be evaluated on a quarterly basis, although the Manager anticipates that there may not be any Distributions until one full year after investing activities have commenced.

 4.1 Cash Distributions during Operations

 Cash Flow, if any, derived from operation of the Company will be evaluated on a quarterly basis, and disbursed in the order provided below until expended.

 4.1.1 Preferred Return

 As noted, Distributions are not assured.

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 Company Operating Agreement

 Note (Amended): Our Company may never raise enough capital to move forward with its intended business operations.

 First, to the Members, pro rata in accordance with their percentage interests in the Company as defined in the Operating Agreement
 (Percentage Interests), until all Members have received a cumulative, non compounded preferred return per annum on their
 Capital Contributions.

 4.1.2 Distributions to the Class A and Class B Members

 Secondly, fifty percent (50%) to the Members in proportion to their respective percentage interests, and fifty percent (50%) to the Manager.

 4.1.3 No Return of Capital

 The payments made pursuant to Section 4.1.1, shall not be deemed a return of any portion of a Members initial capital contribution.
 However, the Manager may elect to use such proceeds to use a return of capital to Class A Members instead of distributions so long as
 Members receive their promised returns. Such payments may be made if the Manager deems that such payments will present a tax advantage to Class A Members.

 4.1.4 Reserves

 Notwithstanding anything contained in the Agreement to the contrary, the Manager, in the Managers sole and absolute discretion, may use all or a portion of the Company Cash Flow to establish and fund a discretionary reserve(s) from time to time and in such amounts to be determined in the Managers sole and reasonable discretion taking into account such factors as anticipated current and future cash requirements of the Company. Such reserve(s) may be used to pay some or all of the distributions, whether accrued or current, specified in this Section.

 4.1.5 Distributable Cash

 Distributable Cash, as defined, means, with respect to any period of the Company operations, the gross cash receipts of the Company, including funds released from reserves, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Company, (b) all cash expenditures incurred incident to the operation of the Company business, including without limitation, any capital expenditure, (c) all amounts due the Manager, and (d) such cash reserves as the Manager shall from time to time designate or as may otherwise be required by the terms of the Agreement or loan documents entered into by the
 Company in order to establish for working capital, compensating balance requirements, contingencies, payments of Distributions or the funding of any other cash or capital requirements of the Company.

 4.2 Withdrawal and Redemption

 No Member may withdraw within the first 12 months of a Members admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company then available cash flow,

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 Company Operating Agreement

 financial condition, and approval by the Manager. The maximum aggregate amount of capital that the Company will return to the Members each calendar year is limited to 10.0% of the value of the assets of the Company as of December 31 of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

 Members may submit a written request for withdrawal as a Member of the Company and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (12) months;
 and (b) the Member provides the Company with a written request for a return of capital at least ninety (90) days prior to such withdrawal (Withdrawal Request.).

 The Company will not establish a reserve bank from which to fund withdrawals of Members capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (Cash Available for Withdrawals)
 only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

 If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all
 Members that have outstanding withdrawal requests, the Company is not required to liquidate any of our development Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawal as set forth in the Withdrawal Request.

 Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the
 Department of Labor (plan asset) regulations. Additionally, the Manager has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Company capital accounts of all Members that were outstanding at the beginning of such calendar year.

 5. Managers Fees or Other Compensation

 5.1 Expense Reimbursement

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 Company Operating Agreement

 Note (Amended): Please be advised that the Company may never raise enough capital to move forward with its intended business purposes.

 In addition to the Cash Distributions described in Article 4, the Manager, its members or their Affiliates may earn additional compensation in the form of Fees, commission, reimbursements, interest or other compensation as further described in the Table in 5.2 below. Such compensation will be paid as an expense of the Company prior to determining Distributable Cash, Managers Fees are authorized in Article 5.2 of this Agreement.

 The Manager reserves the right to defer collection of any compensation from the time it is earned until sufficient cash is available, without forfeiting any right to collect, although the Manager may earn interest on any deferred compensation. The maximum amount of compensation the Manager may receive is 10 percent (10%) that the Offering, Interests and Members Capital raises.

 5.2 Fees Paid to Manager and/or Third Parties

 The Manager and/or third parties may earn Fees for services they provide on behalf of the Company as further described below.
 All Fees will be paid as an expense of the Company prior to determining Distributable Cash (as described in Article 4 above).

 (Amended)

 Phase of Operation                              Basis for Fee                                     Amount of Fee

 No Acquisition, Developers and Company         N/A                                          N/A $0.00
 Management Fees

 Asset Management Fee                     Fees charged to the Company for                        10%; Manager will
                                           management of its investments,                        receive a 10% fee,
                                            businesses and real estate                        allocated per year in lieu
                                                projects / properties.                          of direct compensation
                                                                                                 and any fees thereof,
                                                                                                 from capital raised,
                                                                                                members and interests.
                                                                                               The Manager shall also
                                                                                                 be responsible for
                                                                                               hiring any employees or
                                                                                              Managers, to be paid out
                                                                                                out of that 10%; 90%
                                                                                                will remain and be
                                                                                               disbursed to members
                                                                                                  and operations.

 Gilmore Homes  Gilmore Loans | 18
 Company Operating Agreement

 (Amended) (See Fees, Page 17)

 6. Rights and Duties of Manager

 6.1 Management

 The Manager shall manage all business and affairs of the Company. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company.

 6.2 Number of Managers, Tenure and Qualifications

 Gilmore Homes  Gilmore Loans, LLC in association with the Michael L Gilmore Development Co., dba, GH GL, LLC via this Regulation A
 Offering, shall be the initial Manager of the Company. The Manager shall and will hold office until a successor have been elected and qualified in the future. Successor Manager(s) need not be a Member of the Company or residents in the State of Georgia.

 In many of our real estate development projects and startup businesses, managers who are qualified will run the day to day operations, at our new stores and restaurants via the Mall of Atlanta @ Gilmore Tower, our chain of Can You Spare A Dollar? $1.00 Stores, Gil $ Mart, a general merchandise big box store, etc., for example, which our company will scale around the United States. Our company project(s), pending on a successful crowdfunding raise, interests and members capital via our Offering from accredited investors and non accredited investors (limited), will require a large amount of new, hired managers for our 85 company owned subsidiaries and businesses, if and only if equity (cash) is successful from our Regulation A.

 6.3 Authority of the Manager

 Except to the extent that such authority and rights have been reserved for the Members elsewhere in this Agreement, the Manager shall have the obligation and the exclusive right to manage the day to day activities of the Company including, but not limited to performance of the following activities.

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 Company Operating Agreement

 The Manager may:

 * Capitalize the Company via the sale of Units or Interests in the Company as described in
   Article 2 hereof;

 * Acquire by purchase or otherwise, any real or personal property which may be necessary convenient, or incidental to the accomplishments of the business of the Company;

 * Borrow money and issuing of evidences of indebtedness necessary, convenient, or incidental to the accomplishments of the purposes of the Company and securing the same by mortgage, loan, venture, revenue bond, crowdfund, or any other appertaining to our development projects and properties, including the right (but not the obligation) to personally and voluntarily guarantee such obligations;

 * Open, maintain (and close, as appropriate), all Company bank accounts and (subject to any limitations set forth herein) drawing checks and other instrument for the payment of funds associated with acquiring raw land, acquiring land in case of old and abandon residential and commercial properties occupied on the land (all tear downs), designing, developing and distributing our new real estate properties and businesses;

 * Make all decisions relating to lending and borrowing of the Company and its capital, management of development properties, management of our business startups, subsidiaries and companies;

 * Employ such relevant agents, employees, managers, architects, general contractors, independent contractors and attorneys, auditors, etc., as may be reasonably necessary to carry out the purpose of this Agreement;

 * Obtain, negotiate and execute all documents and/or contracts necessary or appropriate to accomplish any development improvements, our Business Plan, real estate objectives and transactions, the acquisition and development of properties here in Atlanta, Georgia and across the United States;

 * Establish a reasonable Reserve fund for operations of the Company and potential future or contingent Company liabilities;

 * Pay, collect, compromise, arbitrate or otherwise adjust any and all claims or demands of or against the Company to the extent that any settlement of a claim does not exceed available insurance proceeds;

 * Work with a CPA firm in is preparation of Company budgets and financial reports, when necessary or appropriate to the Company operations, including but not limited to, all federal and state tax returns, reports and periodic financial statements including independent audits

 Gilmore Homes  Gilmore Loans | 20
 Company Operating Agreement

   submitted to the SEC, for ongoing financial reports;

 * Execute and deliver bonds and/or conveyances in the name of the Company provided same are done in the ordinary course of the Company business; and

 * Make an annual calculation of the Estimated Market Value of the Company and report it to the Members using any commercially acceptable method for doing so.

 6.4 Major Decisions; Restrictions on Authority of Manager

 The Manager shall not have the authority to, and hereby covenants and agrees that it shall not make or perform any of the following
 Major decisions without first having obtained the affirmative vote of a Majority of Interests of all Members:

 * Cause or permit the Company to engage in any activity that is not consistent with the purposes of its Business Plan and the Company as set forth in Articles 1.9 and 1.10 hereof.

 * File a lawsuit on behalf of the Company or confess a judgment against the Company in an amount in excess of insurance proceeds.

 * Knowingly perform any act that would subject any Members to liability as a general partner in any jurisdiction.

 * Cause the Company to voluntarily take any action that would cause the detriment or bankruptcy of the Company.

 * Issue, create or authorize for issuance any equity securities (including Units, securities convertible into or exchangeable for any Units in other equity securities, and equity securities issued in connection with any debt securities), with rights or preferences as to Distributions senior to the existing and outstanding Units, or reclassify any existing securities into equity securities with rights or preferences as to Distributions senior to the existing and outstanding
   Units, by means of amendment to this Agreement or by merger, consolidation, operation of law or otherwise, except as described in Article 2.3 pursuant to a defaulting Member.

 * Change the tax status of the Company or take any action inconsistent with Article 1.8 hereof and Section 3.2 of Appendix C hereto.

 * Alter the Percentage Interests applicable to the Units, other than as described in Article 2.2 hereof.

 The Members shall have the authority to vote on the matters provided in this Article and specifically provided elsewhere in this Agreement (see Summary of voting rights in Article 7.4).

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 Company Operating Agreement

 6.5 Employment of Affiliated or Unaffiliated Service Providers

 The Company may employ affiliated or unaffiliated service providers, including, but not limited to real estate brokers, landlord/retail brokers, property managers, engineers, contractors, architects, title or escrow companies, attorneys, accountants, bookkeepers, property inspectors, etc., as necessary to facilitate the acquisition of land, development of properties, management, and the construction and establishment of our concept retail stores and restaurant, etc.

 6.6 Delegation of Duties

 The Manager shall have the right to perform or exercise any of its rights or duties under this Agreement through delegation to or contract with affiliate or unaffiliated service providers, agents, or employees of the Manager, provide that all contracts with
 Affiliated Persons are on terms at least as favorable to the Company as could be obtained through arms length negotiations with unrelated third parties; and further provided that the Manager shall remain primarily responsible for the active supervision of such delegated work.

 6.7 Consultation; Quarterly Reports

 The Manager agrees to use its best efforts at all times to keep the Members advised of material matters affecting the Company and to provide periodic reports to the Members, which may be oral or in written form at the Managers discretion. Further, the Manager will be available for questions during normal business hours as well as communications via email and mail.

 6.8 Managers Reliance on Information Provided by Others

 Unless the Manager has knowledge concerning the matter in question that makes reliance by the Manager unwarranted, the Manager is entitled to rely on information, opinions, reports, or statements, including but not limited to financial statements or other financial data, if prepare or present by:

 * One or more Members, Managers, employees, or contractors of the Company whom the
   Manager reasonably believes to be reliable and competent in the matter presented;

 * Legal counsel, accountants, or other persons as to matter that Manager reasonably believes are within the persons professional or expert competence; or

 * A committee of members or managers of which he or she is not a member if the Manager reasonably believes the committee merits confidence.

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 Company Operating Agreement

 6.9 Fiduciary Duties of Manager

 The fiduciary duties the Manger owes to the Company and the other Members include only the duty of care, the duty of disclosure, and the duty of loyalty, as set forth below. A Member has a right to expect that the Manager will do the following:

 * Use its best efforts when acting on the Company behalf,

 * Not act in any manner adverse or contrary to the Company or a Members interests,

 * Not act on its own behalf in relation to its own interests unless do so is in the best interests of the Company and is fair and reasonable under the circumstances, and

 * Exercise all of the skill, care, and due diligence at its disposal.

 In addition, the Manager is required to make truthful and complete disclosures so that the Members can make informed decisions.
 The Manager is forbidden to obtain an advantage at the expense of any of the Members, without prior disclosure to the Company and the Members.

 6.9.1 Duty of Care and the Business Judgement Rule

 Just as officers and directors of corporations owe a duty to their shareholders, the Manager is required to perform its duties with care, skill, diligence, and prudence of like persons in like positions. The Manager will be required to make decisions employing the diligence, care, and skill an ordinary prudent person would exercise in the management of their own affairs.
 The business judgement rule should be the standard applied when determining what constitutes care, skill, diligence, and prudence of like persons in like positions.

 6.9.2 Duty of Disclosure

 The Manager has an affirmative duty to disclose material facts to the Members. Information is considered material if there is a substantial likelihood that a reasonable Investor would consider it important in making an investment decision.
 The Manager must not make any untrue statements to the Members and must no omit disclosing any material facts to the Members.

 The Manager has a further duty to disclose conflicts of interest that may exist between the interests of the Manager and its Affiliates, and the interests of the Company or any of the individual Members.

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 Company Operating Agreement

 6.9.3 Duty of Loyalty

 The Manager has a duty to refrain from competing with the Company in the conduct of the Company business prior to the dissolution of the Company, except that the Members understand and acknowledge that the Manager has other interests in similar properties and companies that may compete for its time and resources, which shall not be considered a violation of this duty.

 6.10 Limited Liability of the Members and the Manager

 No Person who is a Member, Manager, or officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member, Manager, or officer of the Company, unless such member, Manager or officer expressly agrees to be obligated personally for any or all of the debts, obligations, and liabilities of the Company
 (e.g., such as a loan guarantor, etc.).

 6.11 Indemnification of the Manager and the Members

 The Manager or a Member shall not be subject to any liability to the Company for the doing of any such act or the failure to do any act authorized herein, provided it was performed in good faith to promote the best interests of the Company, including any liability, without limitation, of any Manager, Member, officer, employee or agent of the Company, against judgments, settlements, penalties, fines, or expenses of any kind (including attorneys fees and costs) incurred as a result of acting in that capacity.

 Nothing in this section shall be construed to affect the liability of a Member of the Company (1) to third parties for the
 Members participation in tortious conduct, or (2) pursuant to the terms of a written guarantee or other contractual obligation entered into by the Member (such as a loan guarantee, etc.).

 6.11.1 Indemnity of the Manager

 The Manager (including its members, officers, employees, and agents) are specifically excluded from personal liability for any acts related to the Company, whether they relate to internal disputes with Members, external disputes with third parties or regulatory agencies, etc., except for cases where a finding is made by a court of law or arbitrator that the Manager engaged in:

 * Intentional misconduct including, but not limited to, a knowing violation of the law; or

 * For liabilities arising under violation of the Securities Act of 1933, any regulations promulgated thereto, or any state securities laws (as such indemnification is against public policy per the SEC).

 Gilmore Homes  Gilmore Loans |24
 Company Operating Agreement

 Except for these exclusions, the Company shall indemnify and hold harmless the Manager from and against any and all loss, cost, liability, expense, damage or judgment of whatsoever nature to or from any Person or entity, including payment for the Managers defense (including reasonable attorneys fees and costs) arising from or in any way connected with the conduct of the business of the Company. See also Article 13.3.4 regarding attorneys fees and costs related to internal disputes.

 Further, each Member shall indemnify and hold harmless the Manager, its officers, shareholders, directors, employees and agents from and against any and all loss, cost, liability, expense, damage or judgment of whatsoever nature to or from any Person or entity, including reasonable Attorneys fees, arising from or in any way connected with any liability arising from that Members misrepresentation(s) that it met the Suitability Standards established by the Manager for Membership in the Company prior to its admission as a Member.

 6.12 Liability Insurance

 The Company may, at the Managers discretion, and as a Company expense, purchase and maintain insurance on behalf of the Company, the Manager, a Member, or employee(s) of the Company against any liability asserted against and incurred by the Company, the Manager, a Member, or employee in any capacity relating to or arising out of the Company, Members, Managers, or employees status as such.
 Such insurance may be in the form of Directors and Officers Insurance, Key Man Insurance, Employers Liability Insurance, General Business
 Liability Insurance, and/or any other applicable insurance policy.

 6.13 Management: His Exclusive or Non Exclusive Duties to Company

 The Manager shall not be required to manage the Company as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Company (i.e., such as the 85 companies that will occupy the Mall of Atlanta, Gilmore Tower, etc., which Manager Gilmore Founded; (see Company Subsidiaries and Growth Businesses
 in the Offering Circular). Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such investments or activities of the Manager or to the income or proceeds derived therefrom, except in the companies where the split 50/50 occurs and are developed accordingly.

 7. Rights and Obligations of Members

 7.1 Limitation of Liability

 Each Members liability shall be limited to the extent allowable by the Act and other applicable law. The debts, obligations and liabilities of the company, whether arising from contracts, tort or otherwise, shall be solely the debts obligations and liabilities of the Company.

 Gilmore Homes  Gilmore Loans | 25
 Company Operating Agreement

 (Disclosure) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

 No Member or Manager shall be obligated personally for such debt, obligation, or liability of the Company, solely by reason of being a Member of the Company.

 7.2 Company Debt Liability

 A Member will not be personally liable for any debts or losses of the Company beyond the Members respective Capital Contributions, except as otherwise required by law or any personal guarantees or financing requirements. Depending on lender requirements, some or all of the Members may be required to sign personal guarantees for financing of the development properties and may be required to provide financial documentation of their individual financial condition to the institutional lender.
 (Note, this will be limited as the equity (cash) raised in the Offering will leverage the debt to be financed such as shopping centers, apartments, hotels, etc.)

 In commencing debt, many institutional lenders require Investors owning more than twenty percent (20%) of the Interests to be underwritten during the loan approval process and to execute loan documents. Members Obligation of Good Faith and Fair Dealing shall be exalted at all times.

 Each Member (and the Manager) shall discharge their duties to the Company and exercise any rights consistently with the contractual obligation of good faith and fair dealing.

 7.3 Authority of the Members; Summary of Voting Rights

 Pursuant to this Agreement, the Manager has absolute powers to operate the business of the Company. The Members have authority to vote only on the specific decisions authorized in various provisions of this Agreement, and summarized below.

 7.3.1 Votes Requiring Unanimous Approval of All Members

 Unanimous consent of all Members is required for any of the following matters:

 * To authorize an act that is not in the ordinary course of the business of the Company; and

 * To amend the Certificate of Organization or make substantive amendments to this Agreement
   (per Article 15.2).

 7.3.2 Votes Requiring Approval of 75% of the All Members Interests other than the Manager

 Consent of the Members holding the seventy five percent (75%) of the Class A and Class B Interests (other than the Manager)
 must affirmatively vote to approve any of the following actions:

 * To issue a Notice to Perform to the Manager (see Article 8.2); and

 * To remove the Manager for Good Cause (see Article 8.3).

 Gilmore Homes  Gilmore Loans | 26
 Company Operating Agreement

 7.3.3 Votes Requiring Approval of a Majority of Interests of all Members

 A vote of a Majority of Interests of all Members is required to:

 * Approve any Major Decision (see Article 6.4);

 * Fill a vacancy after the Manager has resigned or been removed (see Article 8.7);

 * Admit an Additional Member to the Company from the sale of Additional Units (per Article
   11.2 hereof);

 * Appoint a new tax matters member (per Appendix C, Section 5);

 * Exchange the Property(s) for another under Internal Revenue Code Section 1030; and

 * Any other matter that a Member or the Manager wishes to put to a vote of the Members.

 7.4 Participation

 Except as otherwise set forth herein, the Members shall not participate in the day to day management of the business of the Company.

 7.5 Deadlock

 Unless otherwise expressly set forth herein, in the event the Members are unable to reach agreement on or make a decision with respect to any matter on which the Members are entitled to vote (as summarized in Article 7.4), the matter shall be subject to the
 Internal Dispute Resolution Procedure described in Article 13 hereof.

 8. Resignation or Removal of the Manager

 8.1 Resignation

 The Manager of the Company may resign at any time by giving written notice to the Members. However, this may require approval of a lender if any loan was consolidated on the qualifications of the Manager. The resignation of the Manager shall take effect sixty (60) days after receipt of notice thereof or at such other time as shall be specified in such notice, or otherwise agreed between the Manager and Members. The acceptance of such resignation shall not be necessary to make it effective.

 Gilmore Homes  Gilmore Loans | 27
 Company Operating Agreement

 8.2 Removal Process; Notice to Perform

 Prior to initiating a removal action per this Article for Good Cause, all Class A and Class B Members (other than the Manager who collectively own seventy five percent (75%) or more of the Interests (the requisite Interests) shall issue a Notice to Perform to the Manager in accordance with the notice provision in Article 15.1 hereof. The Notice to Perform shall describe the matters of concern to the Members and shall give the Manager up to sixty (60) days to correct the matter of concern to the satisfaction of the voting Members.
 If the Manager fails to respond to the concerns or demands contained in such Notice to Perform then;

 The Manager may be immediately removed, temporarily or permanently, for Good Cause determined by: (a) a vote of the requisite Members describe above, or (b) by an arbitrator or judge per Article 13.5.4. Note, however, that removal of the Manager may require approval of a lender or substitution of a loan guarantor if any loan was conditioned on the qualifications of the Manager.

 8.3 Reasons for Removal; Good Cause Defined

 The previous Manager must serve until a new Manager is hired or elected. The Class A members hereby agree that any right of removal shall be exercised only in good faith. Good Cause shall include only the following, as determined by a vote of the requisite Interests described in Article 8.2 above:

 * Any of the acts described in Article 6.11 hereof;

 * A breach of a Managers duties or authority hereunder;

 * Willful or wanton misconduct;

 * Fraud;

 * Bad faith;

 * Death or disability wherein the Manager (or any members of the Manger with authority to
   Manage the Company) dies or becomes physically, mentally, or legally incapacitated such that it can no longer effectively function as the Manager of the Company or the dissolution, liquidation or termination of any entity serving as the Manager and no other member, officer, or director of the Manager is willing or able to effectively perform the Managers duties;

 * Disappearance wherein the Manager (or each of the members of the Manager) fail to return phone calls and/or written correspondence (including email) for more than thirty days (30)
   without prior notice of an anticipate absence, or failure to provide the Members with new contact information;

 Gilmore Homes  Gilmore Loans | 28
 Company Operating Agreement

 * Issuance of a legal charging order and/or judgement by any judgement creditor against the
   Managers Interests in Cash Distribution or Fees from the Company; or

 * The Manager become subject to a disqualifying event at any time during operation of the
   Company.

 8.4 Removal Notice Requirements

 Notice of the Managers removal shall be provided in a Removal Notice, duly executed by the requisite Interests (per Article 82).
 The Removal Notice shall be sent via express or overnight delivery to the removed Managers record place of business.
 The Removal Notice shall designate the newly appointed manager who shall succeed the removed Manager, and/or a Member to whom the removed Manager must convey all documents and things necessary to continue management of the Company.

 Within fifteen (15) business days of such Removal Notice, or such reasonable extension as the removed Manager shall request
 (which shall in no case exceed thirty (30) calendar days), the removed Manager shall voluntarily surrender all documents, books, records, bank accounts, and things (Document and Things) related to management of the Company to the newly appointed Manager or designated Member. If the removed Manager fails to voluntarily comply with this Article, the Company may seek reimbursement for any costs associated with obtaining such Documents and Things from the removed Manager or re creating them, by deducting the costs, including attorneys fees and other necessary costs of collection (on production of receipts therefore) or forensic reconstruction, from any Distributable Cash or Fees the removed Manager may otherwise be entitled to collect as described in Article 4.

 8.4.1 Removal of an Affiliated Property Manager

 If the Manager is removed for Good cause, any Affiliate of the Manager then acting as the Property Manager (if one exists) may be concurrently removed, if the Property Manager is also specified in the Notice to Perform and Notice of Removal provided by the Class A Members. Removal of any Affiliated Property Manager, if included, shall take effect concurrent with the effective date of removal of the Manager. If the Affiliated Property Manager is not specified in the Notice to Perform and Notice of Removal, or if the Property Manager is not affiliated with the Manager, its removal, if desired, must be performed pursuant to the terms of any contract between the Property Manager and the Company.

 8.5 Effect of Resignation or Removal on Managers Cash Distribution and Fees

 In the event of removal or resignation of the initial Manager, Distributions and Fees due the Manager will be reallocated between the former and new Manager as described below:

 * Expense Reimbursements: Regardless of resignation or removal, the initial Manager will still

 Gilmore Homes  Gilmore Loans | 29
 Company Operating Agreement

      be entitled to reimbursements for its costs related to startup and operation, and any interest due thereon, as described in Article 5.1, even if the amount due remains uncollected at the time of removal.

 * Distributions or Membership Interests of class B Members: The Class B Interests are irrevocable, and GILMORE HOMES  GILMORE LOANS, LLC Class B Interests will be unaffected by its resignation or removal as the initial Manager of the Company.
   See Articles 4 and 5.

 A removed Manager shall be entitled to copies of all financial statements to the Members for so long as it has continued rights to
 Fees or Distribution. To the extent a member of the removed Manager or the Manager itself remains Member of the Company, it shall retain all rights of any other Member entitled to participate in Cash Distributions, telephone calls, voting, and/or correspondence between the replacement Manager and the Members.

 8.6 Applicability of Internal Dispute Resolution Procedure

 Nothing in Article 13 (i.e., the Internal Dispute Resolution Procedure) shall prevent any Manager from being immediately removed pursuant to the procedures described in this Article. However, the removed Manager may request application of the Internal Dispute
 Resolution Procedure (as described in Article 13) to settle disputes related to possible reinstatement or a determination of the amount(s) of Distributable Cash or Fees to which the removed Manager may be entitled.

 The removed Manager shall have only ninety (90) days from: (a) removal, or (b) from receipt of Fees/Distributable Cash from which deductions have been taken, to invoke the Internal Dispute Resolution Procedure described in Article 13 for resolution of any dispute related to such matters. The removed Managers failure to provide a written objection (per the provisions of Article 13) within ninety (90) days of the occurrence (a) or (b) above shall be deemed acceptance.

 8.7 Vacancies

 In the event the Manager has resigned or has been removed or has otherwise ceased to be Manager, the vacancy shall be filled on the affirmative vote of a majority of Interests of all Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of its predecessor and shall hold office until the expiration of such term and until the replacement Managers successor shall be elected and shall qualify or until his earlier death, resignation, removal, liquidation, dissolution or termination.

 9. Meetings of Members

 9.1 Annual Meeting

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 Company Operating Agreement

 No Annual Meeting of the Members is required.

 9.2 Meetings

 A meeting of the Members may be called at any time and for any purpose whatsoever by the Manager or by any of the Members representing a Majority of Interests, followed by the procedures specified below.

 When Members representing a Majority of Interests wish to call a Meeting, they shall notify the Manager, who shall promptly give notice of the Meeting to the other Members. In the event the Manager fails to give the notice within three (3) days of the receipt of the request, any Member or group of Members representing a Majority of Interests may provide notice to the other Members.
 For purposes of determining the requisite Interests, such notice shall provide the names of the Members calling such vote.

 9.3 Place of Meetings

 The Manager may designate any place, either within or outside of the State of Georgia, as the place of meetings of the Members.
 Meetings my also include video presentations, live chats, etc.

 9.4 Notice of Meetings

 Except as provided in Article 9.5 below, written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given at least three (3) days and not more than ninety days before the date of the meeting. A vote taken at a meeting with less than three (3) days notice will only be valid if all of the Members provide unanimous written consent.

 9.5 Meeting of all Members

 If all of the Members meet at any time and place, either within or outside of the State of Georgia, and consent to the holding of a meeting at such time and place in writing, such meeting shall be valid without call or notice, and at such meeting, a lawful vote may be taken.

 9.6 Record Date

 For the purpose of determining: 1) Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof;
 2) Members entitled to receive payment of any Cash Distribution; or 3) to make a determination of Members for any other purpose;
 the date on which notice of the meeting is mailed or the date on which the resolution declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Members.

 Gilmore Homes  Gilmore Loans | 31
 Company Operating Agreement

 9.7 Quorum

 Members representing a Majority of Interests, whether represented in person or by proxy, shall constitute a quorum at any duly noticed meeting of Members (per Article 9.4).  In the absence of a quorum at any such meeting, a majority of the Members present may continue or adjourn (i.e., reschedule) the meeting for a new date to occur within thirty (30) days. A notice of the adjourned meeting shall be given to each Member of record entitled to vote.

 9.8 Manner of Acting

 An affirmative vote of the requisite Interests (see summary in Article 7.4) shall be considered an act of the Members on such matters as they are entitled to vote. Consent transmitted by electronic transmission by a Member or Person authorized to act for a Member shall be deemed to have been written and signed by the Member, regardless of whether they appeared at a meeting.

 9.9 Proxies

 At all meetings of Members, a Member may vote in person, by proxy executed in writing by the Member, or by a duly authorized attorney in fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meetings.
 No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxies.

 9.10 Action by Members without a Meeting

 Action required or permitted to be taken at a meeting of Members may only be taken without a meeting if the action is approved by written consent of the requisite Percentage Interests describing the action taken, signed by every Member entitled to vote, and delivered to the Manager of the Company for inclusion in the minutes or filing with the Company records.

 Action taken under this Article shall become effective at such time as the requisite Percentage Interests of the Members entitled to vote have provided written consent (unless the consent specifies a different effective date), regardless of whether the Member participated in any meeting in which such matters were discussed. The correct date for determining Members entitled to take action without a meeting shall be the date the first Members signs a written consent.

 9.11 Electronic Meetings

 Meeting of Members may be held by means of a conference telephone call or conference live calls so that all Persons participating in the meeting can hear each other. Participation in a meeting held by conference calls shall constitute presence of the Person at the meeting.

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 Company Operating Agreement

 9.12   Waiver of Notice

 When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

 10. Fiscal Year, Books and Records, Bank Accounts, Tax Matters

 10.1 Fiscal Year

 The Company, for accounting and income tax purposes, shall operate a Fiscal Year (FY) ending December 31st of each year, and shall make such income tax elections and use such methods of depreciation as shall be determined by the Manager.
 The books and records of the Company will be kept on a tax basis in accordance with sound accounting practices to reflect all income and expenses of the Company.

 10.2 Company Books and Records

 During the term of the Company and for seven (7) years thereafter, the Company shall keep at its principal place of business, the following:

 * A current list of the name and last known address of each Member and Manager;

 * Copies of records that would enable a Member to determine the relative voting rights, if any, of the Members;

 * A copy of the Certificate of Organization, together with any amendments thereto;

 * Copies of the Company federal, state, and local income tax returns, if any, for the seven
   (7) most recent years;

 * A copy of this Company Agreement and any amendments that are in writing, together with any amendments thereto; and

 * Copies of financial statements, if any, of the Company for the seven (7) most recent years.

 A Member may:

 * At the Members own expense, inspect and copy any Company record upon reasonable request during ordinary business hours; and

 * Obtain from time to time upon reasonable demand;

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 Company Operating Agreement

     * True and complete information regarding the state of the business and financial condition of the Company;

     * Promptly after becoming available, a copy of the Company federal, state, and local income tax returns, if any, for each year; and

    * Other information regarding the affairs of the Company as is just and reasonable.

 As stated above, a Member shall have the right, during ordinary business hours, to inspect and copy the company documents listed above at the Members expense. But, the Member must give seven (7) days notice to the Manager of such Members intent to inspect and/or copy the documents, and may only inspect and copy such Company documents for a purpose reasonably related to the Members
 Interest in the Company as approved by the Manager. The Company may impose a reasonable charge, limited to the costs of labor and material, for copies of records furnished. The Company may elect, at is option, to provide the requested document electronically.

 To the extent allowed by law, the Manager shall honor requests of Members to keep their contact information confidential.

 10.3 Bank Accounts

 All funds of the Company shall be held in a separate bank account(s) in the name of the Company as determined by the Manager.

 10.4 Reports and Statements

 The Company shall endeavor, at its expense by April 1 of each year, to deliver to the Members the following unaudited financial statement, which obligation may be satisfied by delivery to the Members of:

 * A copy of the Company federal tax return;

 * A profit and loss statement for such period; and

 * A balance sheet for the Company as of the end of such period;

 The Manager shall, at the expense of the Company prepare, or cause to be prepared, for delivery to the Members prior to the due date thereof (excluding extensions), all federal and any required state and local income tax returns for the Company for each
 Fiscal Year of the Company.

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 Company Operating Agreement

 10.5 Tax Matters

 The Manager shall have the authority, subject to the provisions of this Agreement, to make any election provided under the Code or any provision of state or local tax law. Additional information on designation of a tax matters member is provided in
 Appendix C, attached hereto. Further, the Manager shall have the authority to direct and/or remit withholding amounts from a Non-U.S. Persons Distributions, as necessary to comply with the Foreign Investor Real Property Tax Act of 1980 (FIRPTA) or
 other U.S. tax obligation of the Non U.S. Person.

 11. Voluntary Transfer: Additional and Substitute Members

 This Article 11 pertains to the Interests of the Class A Interests in the Company. The Manager has the sole and exclusive authority to grant, convey, sell, transfer, hypothecate, disassociate or otherwise dispose of all or a portion of its Class B Interests without input or vote of the Class A Members.

 11.1 Voluntary Withdrawal, Resignation or Disassociation Prohibited

 A Member may not withdraw, resign or voluntarily disassociate from the Company, unless such Member complies with the transfer provisions set forth in this Article or withdraw pursuant to Article 4. The provisions of this Article shall apply to all Voluntary Transfers of a Members Interests outside of the Withdrawal Policy of the Company. Involuntary Transfers are addressed in Article 12.

 11.2 Admission of Additional Members

 Once the Manager closes the offering period for the sale of new Interests, no additional Interests in the Company may be sold, or any Additional Members admitted, unless a) the admission of an Additional Member is approved by a Majority of Interests of all Members, or b) a Majority of Interests of all Members approve a capital call per as described in Article 2.3., in which case the Manager reserves the right to authorize the sale of additional Units to new or existing Members, and to admit new Members whose Class or Interests may be equal or senior the Class A Interests as necessary to raise the needed capital.

 11.3 Transfer Prohibited Except as Expressly Authorized Herein

 No Member may voluntarily, involuntarily, or by operation of law assign, transfer, sell, pledge, hypothecate, or otherwise dispose of (collectively transfer) all or part of its Interests in the Company, except as is specifically permitted by this Agreement or authorized by the Manager. Any Voluntary Transfer made in violation of this Article shall be void and of no legal effect.

 Further, in no event shall any Voluntary Transfer be made within one (1) year of the initial sale of the Interests proposed for transfer unless the Transferor provides a letter from an attorney,

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 Company Operating Agreement

 acceptable to the Manager, stating that in the opinion of such attorney, the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws or is otherwise compliant with rule 144 under the Securities
 Act of 1933. The Manager is legally obligate to refuse to honor any transfer made in violation of this provision.

 11.4 Conditions for Permissible Voluntary Transfer; Substitution

 A permitted transfer of any Members Interest shall only be granted as to the Members Economic Interest unless the Manager accepts a permitted transferee (Transferee) as a Substitute Member. A permitted Transferee shall become a Substitute Member only on satisfaction of all of the following conditions:

 * Filing of a duly executed and acknowledged written instrument of assignment in a form approved by the Manager specifying the Members Percentage Interest being assigned and setting for the intention of the assignor that the permitted assignee succeed to the assignors
   Economic Interests (or the portion thereof) and/or its Interest as a Member;

 * Execution, acknowledgement and delivery by the assignor and assignee of any other instruments reasonably required by the Manager including an agreement of the permitted assignee to be bound by the provisions of this Agreement; and

 * The Managers approval of the Transferees or assignees admission to the Company as a
   Substitute Member and concurrent and complete Disassociation of all of the Membership and
   Economic Interests of the Transferor.

 11.4.1 Transfer of a Members Interest to an Affiliate

 Nothing in this section shall prevent a Member from transferring its entire Membership Interests (Economic and voting rights, etc.)
 or any portion thereof to an Affiliate (as defined in Appendix D). Approval of Substituted Membership of an Affiliate shall not be unreasonably withheld by action of the Manager on the delivery of all requested documents necessary to accomplish such a transfer.
 However, any subsequent conveyance or transfer of ownership interests within the Affiliate so that it no longer meets the definition of an Affiliate with respect to the original Member, shall make its membership in the Company subject to revocation or Disassociation (per Article 12) by the Manager, Unless the Affiliate requests and is approved by the Manager as a Substitute Member, an unauthorized Affiliate shall have only the Economic Interest of the former Member;

 11.5 Voluntary Transfer; Right of First Refusal

 11.5.1 Notice of Sale

 In the event any Member (a Selling Member) wishes to sell its Interest, it must first present its

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 Company Operating Agreement

 offer to sell and proposed price (terms and conditions) in a Notice of Sale submitted in writing to the Manager.
 The Manager and/or the Members (Purchasing Members) shall have thirty (30) days to elect to purchase the entire Selling
 Members Interest, which shall be offered to each in the order of priority described below:

 * First, the Manager (or members of the Manager) may elect to purchase the entire Interest on the same terms and conditions as contained in the Notice of Sale, but if they do not; then

 * Second, all or part of the Member may purchase the entire Selling Members Interest on the same terms and conditions as contained in the Notice of Sale; the Purchasing Members will be given priority to purchase in the same ratio as their existing Percentage Interest before allowing existing Members to purchase disproportionate amounts;

 * Third, if the Members elect to purchase less than the entire Interest, the Manager (of the members of the Manager) may combine in any ratio to purchase the remaining Interest, providing the overall purchase is of the entire Selling Members Interest and on the same terms and conditions as contained in the Notice of Sale; and

 * Fourth, in the event that the Members and/or the Manager (or its members) fail to respond within thirty (30) days of the Selling Members Notice of Sale, or if the Manager and/or the
   Members expressly elect no to purchase the entire Selling Members Interest, the Selling
   Member shall have the right to sell its Interest to the third party on the same terms and conditions contained in the original Notice of sale.

 * In the event the Selling Member receives or obtains a bona fide offer from a third party to purchase all or any portion of its Interest in the Company, which offer it desires to accept, then prior to accepting such offer, the Selling Member shall give written notice (the Notice of Sale) of such offer to the Manager. The Notice of Sale shall set forth the material terms of such offer, including without limitation the identity of the third party, and the purchase price of terms of payment.

 * If the terms are different than the original Notice of Sale offered to the Manager, the Selling
   Member must comply again with the terms of this Article (giving the Manager and Members the first right to purchase its Interest on the same terms and conditions offered by the third party) with respect to the existing offer and all subsequent third party offers.

 * If the Manager approves the sale to the third party, it must be completed within three (3)
   months. If the sale to the third party is not consummated on the terms contained in the approved Notice of Sale within three (3) months following the date of the Notice of Sale, then the Member must seek a renewed approval from the Manger, who may require that the
   Member again comply with the first right of refusal provision of this Article.

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 Company Operating Agreement

 In any purchase by the Members or the Manager described above, the Manager will automatically adjust the Membership Interests of the Purchasing Members or the Manager to reflect the respective number and Class of Units or Interests transferred, and the
 Manager shall revise Appendix B (attached hereto), as appropriate to reflect such adjustment.

 11.5.2 Costs of Conveyance for Voluntary Transfer

 In the event that the Manger and/or the Members elect to purchase as provided via this Article, the cost of such transaction, including without limitation, recording fees, escrow fees, if any, and other fees (excluding attorneys fees which shall be the sole expense of the party who retained them) shall be divided 50/50 between the Selling Member and the Purchasing Member.
 The Purchasing Members shall each contribute their respective share of the transaction costs in proportion with their share of the purchased Interest. The Selling Member shall deliver all appropriate documents of transfer for approval by the Manager, at least three (3) days prior to the closing of such sale for its review and approval.

 From and after the date of such closing, whether the sale is made to the Members, the Manager, or to the third party, the Selling
 Member shall have no further Interest in the Assets or income of the Company and, as a condition of the sale, the Person(s) or entities purchasing the Interests shall indemnify and hold harmless the Selling Member from and against any claim, demand, loss, liability, damage or expense, including without limitation, attorneys fees arising from the subsequent operation of the Company.

 11.5.3 Rights and Interests of Voluntary Transferee; Adjust of Voting Rights

 If a Member transfer its Interest to a third party Transferee pursuant to this Article, such Transferee shall only succeed to the
 Members Economic Interest unless and until it complies with the provisions of Article 11.4 and is approved by the Manger as a
 Substitute Member.

 Until such time, if ever, that the third party Transferee becomes a Substitute Member, the voting Interests of the Remaining
 Members (i.e., all Members other than the Selling Member) will be increased proportionate with their Percentage Interests in the Company as if they had purchased the Selling Members Interest.

 The obligations, rights and Interests of the Selling, purchasing, and any Substitute Members shall inure to and be binding upon the heirs, successors and permitted assignees of such Members subject to the restriction of this Article. A third party Transferee shall have no right of action against the Manager of the Company for not being accepted as a Substitute Member.

 11.6 Withdrawal After One Year

 Notwithstanding the foregoing, a Member may make a Withdrawal Request one year after the Members been accepted as a Member of the
 Company by the Manager in accordance with Article 4.

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 Company Operating Agreement

 12. Involuntary Transfer; Disassociation

 12.1 Disassociation for Cause

 A Member may be disassociated (i.e., expelled) from the Company a) pursuant to a judicial determination, or b) on application by the
 Manager, another Member of the same class, for Cause (defined in the bullets below); upon a written finding by the Manager or applicable judicial body that such Member:

 * Engaged in wrongful conduct that adversely and materially affected the Company business;

 * Willfully or personally committed a material breach of this Agreement;

 * Engaged in conduct relating to the Company business, which makes it not reasonably practicable to carry on the business with the Member; or

 * Engaged in willful misconduct related to its Membership in the Company.

 12.2 Disassociation by Operation of Law

 Additionally, a Member may be disassociated by operation of law, affected solely by action of the Manager, upon the occurrence of any of the following triggering events:

 * Upon Voluntary or Involuntary Transfer of all or part of a Members Economic Interest;

 * Dissolution, suspension, or failure to maintain the legal operating status of corporation, partnership or limited liability company that is a Member of the Company; or

 * In the case of a Member that is a legal entity, the Members:

      * Becoming a debtor in Bankruptcy;

      * Executing an assignment of all or substantially all of its Economic Interest for the benefit of creditors;

      * The appointment of a trustee, receiver, or liquidator of the Member or all or substantially all of the Members property including its Interest in the Company pursuant to an action related to the Members insolvency; or

 * In the case of a Member who is an individual;

      * The Members death;

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 Company Operating Agreement

      * Becoming a debtor in Bankruptcy;

      * The appointment of a guardian or conservator of the property of the member; or

      * A judicial determination of incapacity or other such determination that the Member has become incapable of performing its duties under this Agreement;

 * In the case of a Member that is a trust or trustee of a trust, distribution of the trusts entire rights to receive Distributions from the Company, but not merely by means of the substitution of a successor trustee;

 * In the case of a Member that is an estate or personal representative of an estate, distribution of the estates entire rights to receive Distributions from the Company, but not merely the substitution of a successful personal representative; or

 * Termination of the existence of a Member if the Member is not an individual, estate, or trust, other than a business trust.

 12.3 Effect of Disassociation

 Immediately on mailing of a notice of Disassociation sent by the Manager to a Members last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Member will cease to be a Member of the Company and shall henceforth be known as a Disassociated Member. Any successor in Interest who succeeds to a Members Interest by operation of law
 (per Article 1.2) shall henceforth be known as an Involuntary Transferee.

 Subsequently, the Disassociated Members right to vote or participate in management decisions (as summarized in Article 7.4) will be automatically terminated. A Disassociated Member (or its legal successor) will continue to receive only the Disassociated
 Members Economic Interest in the Company, unless the Disassociated member/Involuntary Transferee elects to sell its Interest to the Manager or Members (Purchasing Members) or to a third party buyer (Voluntary Transferee) following the procedures describe in Article 11.5; and/or a Voluntary or Involuntary Transferee seek admission and is approve by the Manager as a
 Substitute Member (per Article 11.4).

 Until such time, if ever, that the Manager approves the transfer of the entire Disassociated Members Membership Interest to the
 Purchasing members or a Substitute Member, the voting interests of the Remaining Members will be proportionately increase as necessary to absorb the Disassociated Members voting Interests.

 If a Members objects to Disassociation, they will be bound to resolve the dispute in accordance with the Internal Dispute
 Resolution Procedure described in Article 13, unless the reason for the Disassociation can be resolved within sixty (60) days to the satisfaction of the Manager, in which

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 Company Operating Agreement

 case their full Membership Interest will be reinstated. If there is no Involuntary Transferee, and no third party buyer is found and the Manger or remaining Members do not wish to purchase the Disassociated Members Interest, the Disassociated Member will only be entitled to receive its Economic Interests (no voting rights), indefinitely, until such time as the Company is dissolved.

 12.4 Sale and Valuation of a Disassociated members Interest

 If no outside buyers can be found and the Disassociated Member still desires to sell its Interest, which the Remaining Members and/or Manger (Purchasing Members) wish to purchase, the buyout price for the Disassociated Members Interest may be determined using one of the following methods:

 * Negotiated Price: First, if the Purchasing Members or legal representative of the Disassociated
   Member can agree on a negotiated price for the Interest, then that price will be used; if not,

 * Estimated Market Value Within 12 Months: Second, the Manger may annually determine the
   Estimated Market Value of the Company and report it to the Members (per Article 6.3). An
   Estimated Market Value calculated by the Manager in any commercially accepted manner within the last twelve (12) months shall conclusively be used to determine the value of a
   Disassociated Members Interest. The purchase price of shall be the product of the Disassociate members Percentage Interest in the Company and the Estimated Market Value of the
   Company.

 12.5 Closing

 Unless other terms have been agreed between the Disassociated and Purchasing Members, the following terms shall apply to closing of a Disassociated Members Interest. After determining value (per Article 11.5 or 12.4 above), the Purchasing Members shall give written notice fixing the time and date for the closing. The closing shall be conducted at the principal office of the Company or other agreed location on the date not less than thirty (30) days nor more than sixty (60) days after the date of such notice, or in the event of Bankruptcy, any request for an extension by any Bankruptcy Court having jurisdiction.

 12.6 Payment for a Disassociated Members Interest

 At closing, the Purchasing Members shall pay to the Disassociated Member by certified or bank check an amount equal to the determined value of the Disassociated Members Interest, or, if such value shall be determined to be zero or another amount pursuant to an agreement of the Members, shall deliver an executed copy of such agreement or a copy of such appraisal report(s), or a memorandum of the negotiated value (per Article 11.4 above) as applicable.

 Notwithstanding the foregoing, at the option of the Purchasing Members, the purchase price may be paid by the delivery of its promissory note in the principal amount of the purchase price, bearing interest of six percent (6%), repayable early

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 Company Operating Agreement

 without penalty, in eight (8) equal quarterly installments, or other agreement. Simultaneously therewith the Disassociate member shall execute, acknowledge and deliver to the Purchasing Members such instruments of conveyance, assignment and releases as shall be necessary or reasonably desirable to convey all of the right, title and Interest of the Member and the Assets thereof.

 Because of the unique and distinct nature of an Interest in the Company, it is agreed that the Purchasing Members damages would not be readily ascertainable if they elect to purchase the Disassociated Members Interest as aforesaid and the conveyance thereof were not consummated, and, therefore, in such case the Purchasing Members shall be entitled to the remedy of specific performance in addition to any other remedies that maybe be available to them in law or in equity.

 12.7 Transfer of Economic Interest; Rights of an Involuntary Transferee

 If the Purchasing Members do not elect to purchase the Interest of a Disassociated Member as provided in Articles 12.4 through 12.6, or if by operation of law the Economic Interest of the Disassociated Member transfers to an Involuntary Transferee, the Manager shall hereby be granted power of attorney by the Disassociated Member to execute such documents as may be necessary and requisite to evidence and cause the transfer only of the Disassociated Members Economic Interest to the Involuntary Transferee, as applicable and appropriate for the circumstances.

 An Involuntary Transferee shall not be deemed a Member until such time if ever, that they seek admission and are approved as a
 Substitute Member(s). Until such time, they shall only succeed to the Economic Interest of the Disassociated Member, including the right to any Distributionsor return of Capital Contributions shall become due per the terms of this Agreement.

 Any Distributions that may be due a Disassociated Member shall be held in trust and no Distributions shall be made to an Involuntary Transferee until it produces and executes such documentation as the Manager deems necessary to evidence the
 Transfer of the Disassociated members Economic Interest, and to indemnify the Company and the Manager for any liability related to making Distributions directly to the holder of the Economic Interest.

 Any further assignment of the Disassociated Members Economic or Membership Interest, or any request of an Involuntary Transferee to succeed to the Disassociated Members full Membership Interest (i.e., to become a Substituted Member in the Company), shall be subject to approval of the Manager.

 13. Internal Dispute Resolution Procedure

 Because of the nature of the company is to generate Profits on behalf of its Members, it is imperative that one Members dispute with the manager and/or other Members is not allowed to diminish the Profits available to other Members or resources necessary to operate the Company.

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 Company Operating Agreement

 Litigation could diversion of Company Profits to pay attorneys fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The only way to prevent such needless expense is to have a comprehensive Internal Dispute Resolution Procedure (Procedure) in place, to which each of the Members have specifically agreed in advance or membership in the Company. The Procedure described below requires an aggrieved party to make a series of steps designed to amicably resolve a dispute on terms that will preserve the interests of the Company and the other non disputing
 Members, before invoking a costly remedy, such as arbitration.

 In the event of a dispute, claim, question, or disagreement between the Members or between the Manager and one or more Members arising from or relating to this Agreement, the breach thereof, or any associated transaction, or to interpret or enforce any rights or duties under the Act (hereinafter Dispute), the Manager and Members hereby agree to resolve such Dispute by strictly adhering to the Procedure provided below. The following procedure has been adapted for purposed of this Agreement from guidelines and rules published by the American Arbitration Association (AAA):

 13.1 Notice of Disputes

 Written notice of a Dispute must be sent to the Manager or Member by the aggrieved party as described in the notice requirements of Article 15.1 below.

 13.2 Negotiation of Disputes

 The parties hereto shall use their best efforts to settle any Dispute through negotiation before resorting to any other means of resolution.
 To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to all parties.  If, within a period of sixty (60) days after written notice of such Dispute has been served by either party on the other, the parties have not reached a negotiated solution, then upon further notice by either party, the Dispute shall be submitted to mediation administered by the AAA in accordance with the provisions of its Commercial
 Mediation Rules. The onus is on the complaining party to initiate each next step in this Procedure as provided below:

 13.3 Alternative Dispute Resolution (Note: Gilmore Homes Gilmore Loans, LLC will no longer require mandatory arbitration.)

 On failure of negotiation provided above; mediation, and as a last resort, binding arbitration shall be used to ultimately settle the Dispute. The following provisions of this Article 13 shall apply to any subsequent mediation or arbitration.

 IMPORTANT WARRANT: VIA consent of all parties to a Dispute, the disputing party may initiate a small claims action or litigation. The parties shall further determine jurisdiction and venue.

 (REVISION AND UPDATE October 31, 2019): Due to extensive litigation that may occur between the investors and the company, as a company,
 Gilmore Homes Gilmore Loans, LLC will no longer require mandatory arbitration. This change is due to the SEC back and forth comments and changes thereof. (RISK): Investors as well as our company is advised and should be advised that a court may find our mandatory arbitration provision unenforceable. As an impactful company, it is our goals and intentions to protect our investors as well as the company and our company is aware that litigation may arise and therefore both parties reserve the right to litigate its claims.

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 Company Operating Agreement

 In any small claims action or litigation, the local rules of court shall apply in lieu of the remaining provisions of this Article.

 13.3.1 Preliminary Relief

 Any party to the Dispute may seek preliminary relief at any time after negotiation has failed, but prior to arbitration, in accordance with the Optional Rules for Emergency Measures of Protection of the AAA Commercial Arbitration Rules and
 Mediation Procedures. The AAA case manager may appoint an arbitrator who will hear only the preliminary relief issues without going through the arbitrator selection process described in Article 13.5.1.

 13.3.2 Consolidation

 Identical or sufficiently similar Disputes presented by more than one Member may, at the option of the Manager be consolidate into a single Procedure.

 13.3.3 Location of Mediation or Arbitration

 Any mediation or arbitration shall be conducted in the State of Georgia and each party to such mediation or arbitration must attend in person.

 13.3.4 Attorneys Fees and Costs

 Each party shall bear its own costs and expenses (including their own attorneys fees) and an equal share of the mediator or arbitrators fees and any administrative fees, regardless of the outcome; however, if the Manager is a party, its legal fees shall be paid by the Company (per the indemnification provision described in Article 6.11).

 Exception: The Company may reimburse a Member for attorneys fees and costs in any legal action against the Manager or the
 Company in which the Member is awarded such fees and costs as part of a legal action.

 13.3.5 Maximum Award

 The maximum amount a party may seek during mediation or be awarded by an arbitrator is the amount equal to the partys
 Unreturned Capital Contributions or interest to which the party may be entitled. An arbitrator will have no authority to award punitive or other damages.

 13.3.6 AAA Commercial Mediation or Arbitration Rules

 Any Dispute submitted for mediation or arbitration shall be subject to the AAAs Commercial Mediation or Arbitration Rules.
 If there is a conflict between the Rules and this Article, the Article shall be controlling.

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 Company Operating Agreement

 13.4 Mediation

 Any Dispute that cannot be settled through negotiation as describe in Article 13.2, may proceed to mediation.
 The parties shall try in good faith to settle the Dispute by mediation, which each of the parties to the Dispute must attend in person, before resorting to arbitration. If, after no less than three (3) face to face mediation sessions, mediation proves unsuccessful at resolving the Dispute, the parties may then, and only then, resort to binding arbitration as described in Article 13.5.

 13.4.1 Selection of Mediator

 The complaining party shall submit a Request for Mediation to the AAA. The AAA will appoint a qualified mediator to serve on the case.
 The preferred mediator shall have specialized knowledge of securities law, unless the Dispute pertains to financial accounting issues, in which case the arbitrator shall be a CPA, or if no such person is available, shall be generally familiar with the subject matter involved in the Dispute. If the parties are unable to agree on the mediator within thirty (30 days) days of the Request for Mediation, the AAA case manager will make an appointment.

 If the initial mediation(s) does not complete resolve the Dispute, any party may request a different mediator for subsequent mediation(s) by serving notice of the request to the other party(ies) for approval, and subject to qualification per the requirements stated above.

 13.5a ARBITRATION

 AMENDED: (October 8, 2019) CLARIFICATION ON MANDATORY ARBITRATION AND ITS APPLICABILITY TO FEDERAL SECURITIES LAW CLAIMS

 NOTE: Investors should be aware of certain paramaters regarding mandatory arbitration and therefore they will remain in the document.
       Thus, please note that our company will no longer require mandatory arbitration as noted and revised in this Operating Agreement and the Offering Statement. Therefore, mandatory arbitration outlined in the documents will not apply to our Investors. However,
       Investors should be aware of the term mandatory arbitration, its meaning, provisions, implications, etc., as outlined herein.

 RE AMENDED: (October 31, 2019) Please be advised that our company Gilmore Homes Gilmore Loans LLC will no longer require mandatory arbitration.
 This change is prompted by the back and forth from the Securities and Exchanges Commission (SEC) Comment Letters. However, revisions and disclosures in this Operating Agreement and the Offering Statement remains so that Investors can be aware of federal claims and litigation appertaining to a potential mandatory arbitration and the risk that a court may find mandatory arbitration provision unenforceable.

 IMPORTANT NOTE: INVESTORS CANNOT WAIVE COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

 Please be advised that a possible mandatory arbitration (no longer required) by Gilmore Homes Gilmore Loans, LLC hereunder Section 13 of said Operating Agreement also applies to federal securities law claims. This is important to note. Additionally, Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder. Under 13.1 Alternative Dispute Resolution, Gilmore Homes Gilmore Loans,
 VIA consent by all parties to a dispute, the disputing party may initiate a small claims action or litigation.

 As noted, a mandatory arbitration (no longer relevant or required by GH GL LLC) applies to federal securities law claims. The Federal
 Arbitration Act requires the enforcement of arbitration agreements. Moreover, the United States Supreme Court has affirmed a strong federal interest in promoting the arbitration of claims under Federal laws. Thus, Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

 Because of the federal nature of this Operating Agreement, the Offering Statement, etc., arbitration and its agreements fall under two primary sets of federal securities laws that come into play when a company such as ours Gilmore Homes Gilmore Loans, LLC wants to offer and sell securities:

 (1) The Securities Act of 1933 (Securities Act)

 (2) The Securities and Exchange Act of 1934 (Exchange Act)

 The Securities Act regulates offers and sales of securities in the United States. Unless an offering qualifies for an exemption from registration, the Securities Act requires the company to file a registration statement containing information about itself, the securities it is offering, and the offering.

 The Exchange Act requires companies that have been an effective registration statement or meet certain thresholds to report information regularly about their business operations, financial condition, and management. Companies such as ours must file periodic reports, financials, etc.

 Thus, any issue(s) arriving from our operating agreement juxtaposed our arbitration agreement and our internal, alternative dispute resolution, also applies to federal securities law claims. Moreover, as noted, Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder. Therefore, any causes of actions arising from this operating agreement and the arbitration agreement explained thereof, can be asserted with claims arising under Section 10(b) of the Securities Exchange Act 1934 from causes of action under the federal securities laws, and claimants can also assert federal cliams under the Securities Act of 1933, under Section 11 and 12 of the act.

 FEDERAL AUTHORITY

 The FAA, codified in Title 9 of the United States Code, specifies the requisite components of an arbitration agreement and the procedural process by which courts will direct parties to arbitration. Section 2 of the FAA concerns matters of validity, irrevocability, and enforecement of agreements to arbitrate. It provides that a written provision in any contract evidencing a transaction inolving commerce to arbitrate a controversy shall be valid, irrevocable and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.

 NOTE / RISK: A court may find that mandatory arbitration provision unenforceable. Therefore Gilmore Homes Gilmore Loans, LLC will no longer require such, as noted. However, this Offering Statement clearly outlines the Alternative Despute Resolution Procedures herein and all Investors should be aware of all of Section 13.

 13.5b Arbitration

 Any Dispute that remains unresolved after good faith negotiations and three (3) failed mediations sessions shall be settle by binding arbitration. Judgment on the award rendered by the arbitrators(s) shall be final and may be entered in any court having jurisdiction thereof.

 13.5.1 Selection of Arbitrator

 Prior to arbitration, the complaining party shall cause the appointment of an AAA case manager by filing of a claim with the AAA along with the appropriate filing fee, and serving it on the defending party. The AAA case manager shall provide each party with a list of proposed arbitrators who meet the qualifications described below, or if no such person is available, who are generally familiar with the subject matter involved in the Dispute. Each side will have 14 days to strike any unacceptable names, number the remaining names in order of preference, and return the list to the AAA. The case manager shall then invite persons to serve from the names remaining on the list, in the designated order of mutual preference. Should this selection procedure fail for any reason, the AAA case manager shall appoint an arbitrator as provided in the applicable AAA Commercial Arbitration Rules.

 Gilmore Homes  Gilmore Loans | 45
 Company Operating Agreement

 13.5.2 Qualifications of Arbitrator

 The selected or appointed arbitrator shall be selected from available candidates in Georgia and shall have specialized knowledge of securities law, unless the Dispute pertains to financial accounting issue, in which case the arbitrator shall be a CPA.
 Further, the selected arbitrator must agree to sign a certification stating that they have real all of the documents relevant to this Agreement in their entirety, including any relevant Appendices or Exhibits, this entire Agreement, and the Subscription Booklet.

 13.5.3 Limited Discovery

 Discovery shall be limited to only those documents pertaining to this Agreement including this entire Agreement
 (and any relevant Appendices or Exhibits), the Subscription Booklet (and any relevant Appendices or Exhibits), the Subscription Booklet (and any relevant Appendices or Exhibits), any written correspondence between the parties, and any other documents specifically requested by the Arbitrator as necessary to facilitate his/her understanding of the Dispute.
 The parties may produce witnesses for live testimony at the arbitration hearing at their own expense. A list of all such witnesses and complete copies of any documents to be submitted to the arbitrator shall be served on the arbitrator and all other parties within forty five (45) days of the arbitration hearing, at the submitting party expense.

 13.5.4 Findings of Arbitrator

 If, in any action against the Manager, the selected or appointed arbitrator, or judge (if applicable) make a specific finding that the Manager has violated Securities laws, or has otherwise engaged in any of the actions described in Article 6.11 for which the Manager will not be indemnified, the Manager must bear the cost of its own legal defense. The Manager must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the Manager will not be entitled to receive any fees or Distributions it may otherwise be due.

 14. Dissolution and Termination of the Company

 14.1 Dissolution

 The Company shall be dissolved upon the disposition of all Company Properties (which may be determined solely by action of the Manager).
 The Company will observe any mandatory provisions of the Act upon dissolution. On dissolution, Assets of the Company will be distributed as described in Article 4.3 hereof.

 14.2 Termination of a Member Does Not Require Dissolution

 Gilmore Homes  Gilmore Loans | 46
 Company Operating Agreement

 The disassociation, withdrawal, death, insanity, incompetency, Bankruptcy, dissolution, or liquidation of any Member or the Manager will not require dissolution of the Company.

 14.3 Procedure for Winding Up

 Upon the dissolution and termination of the Company caused by other than the termination of the Company under section 708(b)(1)(B)
 of the Code, the Manager shall proceed to wind up the affairs of the Company, During such winding-up process, the Profits, Losses, and Distributions of the Distributable Cash shall continue to be shared by the Members in accordance with this Agreement.

 Upon the dissolution and commencement of the winding up of the Company, the Manager shall cause Articles of Dissolution to be executed on behalf of the Company and filed with the Secretary of State of the State of Georgia, and the Manager shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution of the Company.

 15. Miscellaneous Provisions

 15.1 Notices

 All notices and demands which any member is required or desire to give to another Member, the manger shall be given in writing by email with confirmation, facsimile, certified mail (return receipt requested with appropriate postage prepaid), or by personal delivery (with confirmation of service) to the address or facsimile transmission to the address set forth in Appendix A hereof for the respective member, provided that if any Member gives notice of a change of name or address or facsimile number, notices to that Member shall thereafter be given pursuant to such notice.

 All notices and demands so given shall be effective upon receipt by the Member to whom notice or a demand is being given except that any notice given by certified mail should be deemed delivered three (3) days after mailing provided proof of delivery can be shown to:

 Gilmore Homes  Gilmore Loans, LLC
 c/o Michael L Gilmore Development Co
 Michael Gilmore, Asset Manager
 5401 Old National Highway, #419
 Atlanta, Georgia 30349

 15.2 Amendments

 The Certificate of Organization and this Agreement may only be substantively amended by the affirmative vote of all Members of the company. However, notwithstanding anything to the contrary herein, the Manager may amend this Agreement in a manner not

 Gilmore Homes  Gilmore Loans | 47
 Company Operating Agreement

 material inconsistent with the principles of this Agreement, without the approval or vote of the Members, including without limitation.

 * To issue non substantive amendments to this Agreement to correct minor technical errors;

 * To cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add other provisions with respect to matters or questions arising under this Agreement which will not be materially inconsistent with the provisions of this Agreement.

 * To appoint a different tax matters member;

 * To take such steps as the Manager deems advisable to preserve the tax status of the Company as an entity that is not taxable as a corporation for federal or state income tax purposes;

 * To delete or add any provisions to this Agreement as requested by the Securities and Exchange
   Commission or by state securities officials which is deemed by such regulatory agency or official to be for the benefit or protection of the Members; or

 * To make amendments similar to the foregoing so long as such actions shall not materially and adversely affect the Members.

 15.3 Binding Effect

 Except as may be otherwise prohibited by this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

 15.4 Construction

 Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or the Manager.

 15.5 Time

 Time is of the essence with respect to this Agreement.

 15.6 Headings

 Article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

 Gilmore Homes  Gilmore Loans | 48
 Company Operating Agreement

 15.7 Agreement Is Controlling

 In the event of a direct conflict between any provision of this Agreement and the Act, the Agreement shall control unless the conflicting provision of the Act is non waivable, in which case the conflicting provision the Agreement shall become subject to the severability provisions of Article 15.8 below.

 15.8 Severability

 Every provision of this Agreement is intended to be severable. If any phrase, sentence, paragraphs, or provision to this Agreement or its application thereof to any Person or circumstance is unenforceable, invalid, the affected phrase, sentence, paragraph, or provision shall be limited, construed, and applied in a manner that is valid and enforceable. If the conflict was with a non-waivable provision of the Act, phrase, sentence, paragraph, or provision shall be modified to conform to the Act. In any event, the remaining provisions of this Agreement shall be given their full effect without the invalid provision or application. If any term or provision hereof is illegal or invalid for any reason whatsoever, such legality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

 15.9 Incorporation by Reference

 Every Appendix, schedule, and other Exhibit, that is attached to this Agreement or referred to herein, is hereby incorporated in this
 Agreement by reference.

 15.10 Additional Acts and Documents

 The Manager agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

 15.11 Georgia Law

 The laws of Georgia shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

 15.12 Counterpart Execution

 This Agreement may be executed in any number of counterparts with the same effect as if all of the Members and the Manager had signed the same document. All the counterparts shall be construed together and shall constitute one agreement.

 Gilmore Homes  Gilmore Loans | 49
 Company Operating Agreement

 15.13 Merger

 It is agreed that all prior understandings and agreements between the parties, written and oral, respecting this transaction are merged in this Agreement, which alone, fully and completely expresses such agreement, and that there are no other agreements except as specifically set forth in this Agreement.

                                                      REST OF PAGE INTENTIONALLY LEFT BLANK

 Gilmore Homes  Gilmore Loans | 50
 Company Operating Agreement

 (Amended) (Dated): July 7, 2019 RE AMENDED September 9, 2019, RE AMENDED October 8, 2019 and RE AMENDED October 31, 2019

 IN WITNESS WHEREOF, the parties hereto, whose names and contact information follows, have executed this Company Agreement of Gilmore Homes  Gilmore Loans, LLC as of the dates provided below.

         Dated: May 24, 2019                                          By: Gilmore Homes  Gilmore Loans, LLC
         Amended and dated July 7, 2019                           A Georgia domestic limited liability company
         Re Amended September 9, 2019
         Re Amended October 8, 2019
         Re Amended October 31, 2019
                                                                  By: Its Manager, the Michael L Gilmore Development Co
                                                                             Asset Manager, Michael Gilmore

                                                                    _______________________________________________
                                                                              By: Michael Gilmore, Ed.S.
                                                                    Chief Executive Officer, Chief Operating Officer,
                                                                    Chief Financial Officer and Chief Technology Officer

 ALL SUBSCRIBERS MUST COMPLETE THE FOLLOWING SIGNATURE PAGE (APPENDIX A) AND RETURN THE EXECUTED PAGES ALONG WITH THEIR COMPLETED
 SUBSCRIPTION BOOKLET TO THE MANAGER AT THE ADDRESS PROVIDED HEREIN.

 Gilmore Homes  Gilmore Loans | 51
 Company Operating Agreement

 Appendix A:  Member Signature and Contact Page

 BY SIGNING THE SUBSCRIPTION AGREEMENT, HERETO ATTACHED, THE INVESTOR ACKNOWLEDGES THAT, THEY HAVE READ, UNDERSTAND, AND AGREE TO THE
 DISPUTE RESOLUTION PROCEDURE DESCRIBED IN ARTICLE 13 HEREOF; THEY HAVE SOUGHT ADVICE OF THEIR OWN COUNSEL TO THE EXTENT THEY DEEM NECESSARY;
 AND ARE GIVING UP THEIR RIGHT TO TRIAL BY JURY AND THEIR RIGHT TO CONDUCT PRETRAIL DISCOVERY.

 BY SIGNING THE SUBSCRIPTION AGREEMENT, HERETO ATTACHED, THE INVESTOR HAS EXECUTED THIS COMPANY AGREEMENT ON THE DATE SET FORTH IN
 THE SUBSCRIPTION AGREEMENT.

 THE SUBSCRIPTION AGREEMENT AND THIS OPERATING AGREEMENT ARE NOT DEEMED ENTER INTO UNTIL SUCH TIME THAT THE MANNER COUNTERSIGNS
 SUCH SUBSCRIPTION AGREEMENT.

                                               By: (Please Print)______________________________

                                                     (Please Sign)_______________________________

 Date of Signature:__________

 Note: Please check to ensure that this page, the Operating Agreement and the Subscription Agreement pages have all been signed and returned to the address on record herein.

 Gilmore Homes  Gilmore Loans | 52
 Company Operating Agreement

 Appendix B:  Table 1, Class A Members

                                               Identification of Class A Members and Percentage Interests
                                                               (FOR INTERNAL USE ONLY)

        Entity Name  Capital        Number of             Ownership of           Ownership
                         Contribution          Class A Interest      Class A               Percentage of
                                               Purchase              Interests            Total Interests

  1.
  2.
  3.
  4.
  5.
  6.
  7.
  8.
  9.
 10.

 TOTAL                                                                    100%                      50%

                                                     *  DUPLICATE THIS PAGE IF NECESSARY

 Gilmore Homes  Gilmore Loans | 53
 Company Operating Agreement

 Appendix B:  Table 2, Class B Members

                                                Identification of Class B Members and Percentage Interest
                                                               (FOR INTERNAL USE ONLY)

                                                                                          Ownership
                                                              Ownership                   Percentage
   Entity                        Capital                      of Class B                   of Total
    Name                         Contributions                Interests                    Interests

 Gilmore Homes   Gilmore Loans,         $0                       100%                       50.00%
 LLC.

 TOTAL                                  $0                      100.00%                     50.00%

 Gilmore Homes  Gilmore Loans | 54
 Company Operating Agreement

 Appendix C:  Capital Accounts and Allocations

 1. Capital Accounts

 An individual Capital Account shall be maintained for each Member in accordance with Treasury Regulation, section 1.704-1(b)(2)(iv) and adjusted with the following provisions:

 a. A Members Capital Account shall be increased by that Members Capital Contributions and that Members share of Profits.

 b. A Members Capital Account shall be increased by the amount of any Company liabilities assumed by that Member subject to and in accordance with Regulation section 1.704-
    1(b)(2)(iv)(c).

 c. A Members Capital Account shall be decreased by (a) the amount of cash distributed to that
    Member and (b) the Gross Asset Value of the assets of the company so distributed, net of liabilities secured by such disturbed assets that the distribute Member is considered to assume or to be subject to under Code section 752.

 d. A Members Capital Account shall be reduced by the Members share of any expenditures of the Company described in Code section 705(a)(2)(B) or which are treated as Code section
    705(a)(2)(B) expenditures under Treasury Regulation section 1.704-1(b)(2)(iv)(i) including syndication expense and losses nondeductible under Code sections 267(a)(1) or 707(b).

 e. If any Economic Interest (or portion thereof) is transferred, the transferee of such Economic
    Interest or portion shall succeed to the transferors Capital Account attributable to such
    Interest or portion.

 f. Each Members Capital Account shall be increased or decreased as necessary to reflect a revaluation of the assets in accordance with the requirements of Treasury Regulation section
    1.704-1(b)(2)(iv)(f)-(g), including the special rules under Treasury Regulation section 1.701-
    1(b)(4), as applicable.

 g. In the event the Gross Asset Values of the Company Assets are adjusted pursuant to this
    Agreement, the Capital Accounts of all members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company had recognized gain or loss equal to the amount of such aggregate net adjustment and the resulting gain or loss had been allocated amount the Members in accordance with this Agreement.

 h. The foregoing provisions and other provision of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the code and applicable Treasury
    Regulations and shall be interpreted and applied in a manner consistent therewith. In the

 Gilmore Homes  Gilmore Loans | 55
 Company Operating Agreement

       event the Manager shall determine, after consultation with competent legal counsel, that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are allocated or computed in order to comply with such applicable federal law, the Manager shall make such modification without the consent of any other Member, provided the
       Manager determines in good faith that such modification is not likely to have a material adverse effect on the amounts property distributable to any Member and that such modification will not increase the liability of any Member to third parties.

 Note: (Amended) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

 2. Division of Profits and Losses for Income Tax Purposes

 Division of Profits and Losses after giving effect to the special allocations set forth in Sections 2.2 and 2.3 of this Appendix,
 Profits and Losses of the Company shall be allocated as follows:

 2.1 Fiscal Year

 After giving effect to the special allocations set forth in Sections 2.2 and 2.3, Profits and Losses of the Company shall be allocated as follows:

 2.1.1 Net Profits

 Net Profits (which in the excess of Profits over Losses) for each Fiscal Year of the Company shall be allocated as follows:

 a. First to reverse any Net Losses allocated to a Member solely as a result of the application of the limitation of Section 2.1.2(b) to another Member; thereafter

 b. To the Members, in proportion to the Distributions received by the Members under Section
    3 for the Fiscal Year.

 2.1.2 Net Losses

 Net Losses (which the excess of Losses over Profits) for each Fiscal Year of the Company shall be allocated:

 a. To and among the Members pro-rate according to their respective Percentage Interests;
    however;

 b. Net Losses allocated pursuant to Section 2.1.2(a) hereof shall not exceed the maximum
    Amount of Losses that can be so allocated without causing any Member to have an adjusted
    Capital Account deficit at the end of any Fiscal Year. In the event some but not all of the
    Members would have adjusted Capital Account deficits as a consequence of an allocation of
    Net Losses pursuant to Section 2.1.2(a), the limitation set forth in this Section 2.1.2(b)

 Gilmore Homes  Gilmore Loans | 56
 Company Operating Agreement

    shall be applied on a Member by Member basis so as to allocate the maximum permissible
    Net Losses to each Member under Treasury Regulation section 1.704-1(b)(2)(ii)(d).

 2.2 Special Allocations

 2.2.1 Non-Recourse Deductions

 Non-Recourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

 2.2.2 Member Non Recourse Deductions

 Member Nonrecourse Deductions for any Fiscal year of the Company shall be allocated to the Members in the same proportion as
 Profits are allocated under Section 2.1.1, provided that any Member Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse
 Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation section 1.704-2(i)(2).

 2.2.3 Allocation of Tax Items

 To the extent permitted y section 1.704-1(b)(4)(i) of the Treasury Regulations, all items of income, gain, loss and deduction for federal and state income tax purposes shall be allocated to the Members in accordance with the corresponding book items thereof;
 however, all items of income, gain, loss and deduction with respect to Assets to which there is a difference between book value and adjusted tax basis shall be allocated in accordance with the principles of section 704(c) of the Code and section 1.704-1(b)(4)(i)
 of the Treasury Regulations, if applicable.

 When a disparity exists between the book value of an Asset and its adjusted tax basis, then solely for tax purposes
 (and not for purposes of computing Capital Accounts), income, gain, loss, deduction and credit with respect to such Asset shall be allocated among the Members to take such difference into account in accordance with section 704(c)(i)(A) of the Code and Treasury Regulation section 1.704-1(b)(4)(i). The allocations eliminating such disparities shall be made using any reasonable method permitted by the Code, as determined by the Manager.

 2.3.4 Acknowledgment

 The Members are aware of the income tax consequences of the allocations made by this Section and hereby agree to be bound by the provisions of this Section in reporting their share of Company income and loss for income tax purposes.

 Gilmore Homes  Gilmore Loans | 57
 Company Operating Agreement

 3. Treatment of Distribution of Cash for Tax Purposes

 3.1 Distribution of Cash

 In the event that the Company generates Distributable cash from Capital Transactions, the Company will make Cash Distributions to the Members as described in Article 4 of the Agreement.

 3.2 In Kind Distribution

 Except as otherwise expressly provided herein, without the prior approval of the Manager, assets of the Company, other than cash, shall not be distributed inkind to the Members. If any assets of the Company are distributed to the Members in kind for purposes of this Agreement, such assets shall be valued on the basis of the Gross Asset Value thereof (without taking into account section
 7701(g) of the Code) on the date of Distribution; and any Member entitled to any Interests in such Assets shall receive such Interest as a tenant in common with the other Member(s) so entitled with an undivided Interest in such assets in the amount and to the extent provided for in Articles 4 and 2.2 of the Agreement.

 Upon such Distribution, the Capital Accounts of the Members shall be adjusted to reflect the amount of gain or loss that would have allocated to the Members pursuant to the appropriate provision of this Agreement had the Company sold the Assets being distributed for their Gross Asset Value (taking into account section 7701(g) of the Code) immediately prior to their Distribution.

 3.3 Company Election Regarding 1031 Exchange of its Property

 The company may elect (by a vote of a Majority of Interests), at the time of a potential sale of one of our future properties, where applicable and feasible, to have the Company exchange the Property for another property, in compliance with the section 1031 of the Code, in which case recognition of the gain on the sale of the Property may be deferred.

 If this action is approved but there are individual Members who do not want to participate in the exchange, they will have the option of and relinquishing their Membership Interests in the Company and taking a Cash Distribution at the time of the sale, as described in Article 4.2 of the Agreement.

 3.4 Prohibited Distribution; Duty to Return

 A Distribution to any Member may not be made it if would cause the Company total liabilities to exceed their fair value of the Company total Assets.  A Member receiving a Distribution in violation of this provision is required to return it, if the Member had knowledge of the violation.

 Gilmore Homes  Gilmore Loans | 58
 Company Operating Agreement

 4. Other Tax Matters

 4.1 Company Tax Returns

 The Manager shall use it best efforts to cause the Company tax return to be prepared prior to April 1 of each year.

 4.2 Tax Treatment of Additional or Substituted Members

 No Additional or Substituted Class A Members (described below) shall be entitled to any retroactive allocation of Losses, income, or expense deduction incurred by the Company.

 The Manager may, at its option, at the time an Additional or Substituted Member is admitted, close the Company books
 (as though the Company tax year had ended) or make pro rata allocations of loss, income, and expense deductions to the
 Additional or Substituted Member for that portion of the Company tax year in which the Additional Member was admitted in accordance with the provisions of section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

 4.3 Allocation and Distributions between Transferor and Transferee

 Upon the transfer of all or any part of a Class A Members Interests as herein provided, Profits and Losses shall be allocated between the transferor and transferee on the basis of the computation method which in the reasonable discretion of the Manager is in the best interest of the Company, provided such method is in conformity with the methods prescribed by Section 706 of the
 Code and Treasury Regulation section 1.704-a(c)(2)(ii). Distributions shall be made to the holder of record of the Class A
 Members Interest on the date of Distribution.

 Any transferee of a Member Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Interests; provided, however, that if such transfer causes a termination of the Company pursuant to section 708(b)(1)(B) of the Code, the Capital Accounts of all Class A Members, including the transferee, shall be re determined as of the date of such termination in accordance with Treasury Regulation section 1.704 1(b).

 5. Tax Matters Member

 The Manager, so long as it is a Member, shall serve as the tax matters member for federal income tax purposes.
 In the event the Manager is no longer a Member in the Company, he tax matters member shall be the Majority Interests owner from amongst the Class B Members. If the Majority Class B Member is unable or unwilling to serve, the tax matters member shall be appointed from amongst the remaining Members by a Majority of Interests of the Class A Members.

 Gilmore Homes  Gilmore Loans 59
 Company Operating Agreement

 The tax matters member is authorized and required to represent the Company in connection with all examinations of the
 Company affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The tax matters member shall have the final decision making authority with respect to all federal income tax matters involving the Company. The Members agree to cooperate with the tax matters member and to do or refrain from doing any or all things reasonably required by the tax matters member to conduct such proceedings. Any reasonable direct out of pocket expense incurred by the tax matters member in carrying out its obligations hereunder shall be allocated to and charged to the Company as an expense of the Company for which the tax matters member shall be reimbursed.

 6. Tax Matters Related to Foreign Investors

 6.1.1 Non U.S. Investors

 The discussion below is applicable solely to Non-U.S. Persons investing directly with the Company.

 Gilmore Homes  Gilmore Loans, LLC (the Company) will be required to withhold U.S. Federal income tax at the rate of up to thirty percent (30%), or lower treaty rate, if applicable on a Non U.S. Persons distributive share of any U.S. source
 Distributions the Company realizes and certain limited types of U.S. source interest. Withholding generally is not currently required with respect to gain from the sale of portfolio securities. The Company will, however, be required to withhold on the amount of gain realize on the disposition of a U.S. real property interest included in a Non U.S.
 Persons Distribution at a rate of up to thirty nine percent (39%). Each Non U.S. Person that invests in this Offering will be required to file a U.S. Federal income tax return reporting such gain. The Gain realized on the sale of all or any portion of a Membership Interest will, to the extent such gain is attributable to U.S. real property interests, be subject to U.S. income tax.

 The Company will be required to withhold U.S. Federal income tax at the highest rate applicable for any effectively connected taxable income (as that term is defined by the IRS) allocated to a
 Non U.S. Person, and the amount withheld will be available as a credit against the tax shown on such Persons return.
 The computation of income effectively connected with the Company may be different from the computation of the
 Non U.S. Persons effectively connected income (because, for example, when computing the Companys effectively connected income, net operating Losses from prior years are not available to offset the Companys current income), so in any given year the Company may be required to withhold tax with respect to its Non U.S. Person Investors in excess of their individual Federal income tax liability for the year.

 If a Non U.S. Person invests through an entity, it may be subject to the thirty percent (30%) branch profits tax on its effective connected income. The branch profits tax is a tax on the dividend equivalent amount of a non U.S. corporation

 Gilmore Homes  Gilmore Loans | 60
 Company Operating Agreement

 (which may apply in the case of limited liability company), which is approximately equal to the amount of such Company earnings and profits attributable to effectively connected income that is not treated as reinvested in the U.S.
 The effect of the branch profits tax is to increase the maximum U.S. Federal income tax rate on effectively connected income from thirty five percent (35%) to over fifty percent (50%). Some U.S. income tax treaties provide exemptions from, or reduced rates for, the branch profits tax for qualified residents of the treaty country. The branch profits tax may also apply if a Non U.S. Person claims deductions against their effectively connected income from the Company for interest on indebtedness of its non U.S. Member.

 The Company is authorized to withhold and pay any withholding taxes and treat such withholding as a payment to the Non U.S.
 Person if the withholding was required. Such payment will be treated as a Distribution to the extent that the Non U.S.
 Person is then entitled to receive a Distribution. To the extent that the aggregate of such payments to a Non U.S.
 Person for any period exceeds the Distributions to which they are entitled for such period, the company will notify the Non U.S. Person as to the amount of such excess and the amount of such excess will be treated as a loan by the
 Company to the Non U.S. Person. If a Non U.S. Person owns a Membership Interest directly on the date of death, its estate could be further subject to U.S. estate tax with respect to such Interest.

 6.1.2 Foreign Person Withholding

 The Company shall comply with all reporting and withholding requirements imposed with respect to Non U.S. Persons, as defined in the Code, an any Member that is a Non U.S. Person shall be obligated to contribute to the Company any funds necessary to enable the Company (to the extent not available out of such Members share of Distributable Cash or Net Proceeds of Capital Transactions)
 to satisfy any such withholding obligations. In the event any Member shall fail to contribute to the Company any funds necessary to enable the Company to satisfy any withholding obligation, the Manager shall have the right to offset against any payments due and owing to such Member, or its Affiliates, the amounts necessary to satisfy such withholding obligation, or, in the event the
 Company shall be required to borrow funds to satisfy any withholding obligation, or, in the event the Company shall be required to borrow funds to satisfy any withholding obligation by reason of a Members failure to contribute such funds to the Company, the Manager shall have the right to offset against said Members present and future Distributions, an amount equal to the amount so borrowed plus the greater of (i) the Company actual cost of borrowing such funds, or (ii) the amount borrowed, multiplied by fifteen percent (15%).

 6.1.3 Non U.S. Taxes

 The Company may be subject to withholding and other taxes imposed by, and the Non U.S. Person might be subject to, taxation and reporting requirements in non U.S. jurisdictions. It is possible that tax conventions between such countries and the U.S.
 (or another jurisdiction in which a Non U.S. Member is a resident) might reduce or eliminate certain of such taxes.

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 Company Operating Agreement

 It is also possible that in some cases, if the Non U.S. Person is a taxable Member, it might be entitled to claim U.S. tax credits or deduction with respect to such taxes, subject to certain limitations under applicable law. The Company will treat any such tax withheld from or otherwise payable with respect to income allocated to the Company as cash the Company received and will treat the Non U.S. Person as receiving a payment equal to the portion of such tax that is attributable to it. Similar provisions would apply in the case of taxes the Company is required to withhold.

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 Company Operating Agreement

 Appendix D:  Definitions

 The following definitions are an integral and intermingled part of Gilmore Homes  Gilmore Loans, LLC in your understanding of the terms, meaning, this Agreement and other Agreement(s), and the relevant Regulation A Offering appertaining thereunto.
 These defined terms are capitalized in this Agreement. The singular form of any term defined below shall include the plural form and the plural form shall include the singular. Whenever they appear capitalized in this Agreement, the following terms shall have the meanings set forth below unless the context clearly requires a different interpretation:

 Act

 means Georgia Limited Liability Company Act, as codified in the Georgia Code, Title 14, Chapter 11 and may be amended from time to time, unless a superseding Act governing limited liability companies is enacted by the state legislature and given retroactive effect or repeals this Act in such a manner that it can no longer be applied to interpret this Agreement, in which case Act shall automatically refer to the new Act.

 Additional Capital Contributions

 mean any contribution to the capital of the Company in cash, property, or services by a Member made subsequent to the Members initial Capital Contribution.

 Additional Member

 means any Person that is admitted to the Company as a new or additional member, based on the affirmative vote of the Class A Members holding a majority of the Class A Percentage Interests, (except in the event of a failed capital call see Article 2.3 and Article 11.2), after offering of Interests to new Members has been closed by the Manager.

 Advance, Advances, or Member Loans

 shall have meanings as provided in Article 3 hereof.

 Affiliate or Affiliated

 means any Person controlling or controlled by or under common control with the Manger or a Member wherein the Manager or Member retains greater than fifty percent (50%) control of the Affiliate if an entity.

 Agreement or Company Agreement

 means this written agreement, which shall govern the affairs of the Company and the conduct of its business consistent with the Act or the Certificate of Organization, including all amendments thereto. No other document or other agreement between the Members shall be treated as part or superseding this Agreement unless it has been signed by all of the Members.
 This Company Agreement will supersede any prior versions of the Company Agreement.

 Article

 when capitalized and followed by a number refers to the sections of the Company Agreement and its Appendices.

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 Company Operating Agreement

 Asset or Company Asset

 means any real or personal property owned by the Company.

 Bankrupt or Bankruptcy

 means, with respect to any Person, being the subject of an order for relief under title 11 of the United States
 Code, or any successor statue or other statute in any foreign jurisdiction having like import or effect.

 Capital Account

 means the amount of the capital interest of a Member in the Company consisting of that Members original contribution, as (1) increased by an additional contributions and by that Members share of the Company Profits, and (2) decreased by any Distribution to that Member and by that Members share of the Company Losses.

 Capital Contribution or Contributions

 mean any contribution to the capital of the Company in cash, property, or services by a
 Member whenever made.

 Capital Transaction

 means the sale or disposition of a Company Asset.

 Certificate of Organization

 means the legal document filed with the Georgia Secretary of state pursuant to the formation of the Company, and any amendments thereto or restatements thereof.

 Class A Members

 mean those Members who have purchased Class A Interests.

 Class A Interests

 mean the Units purchased by the Class A Members. The Class A Interests shall comprise fifty percent (50%) of the total Interests sold.

 Class A Percentage Interests

 shall be determined by calculating the ratio between each Class A Members Capital Account in relation to the total capitalization of the Company provided by the Class A Members.

 Class B Interests

 mean fifty percent (50%) of the total Interests in the Company, which shall be issued to GILMORE HOMES  GILMORE LOANS,
 LLC (in concert with the Michael L Gilmore Development Co or its members or their Affiliates) in exchange for services.

 Class B Members

 shall initially mean GILMORE HOMES  GILMORE LOANS, LLC (or its Affiliates and/or members), but may include others to whom the Manager may grant or allow to purchase Class B Interests. Issuance of Class B Units is irrevocable even if
 Gilmore Homes  Gilmore Loans, LLC, and Michael Gilmore is removed as the Manager of the Company.

 Code

 means the Internal Revenue Service Code of 1986, as amended from time to time.

 Company

 shall refer to Gilmore Homes  Gilmore Loans, LLC, a Georgia domestic limited liability company and an emerging growth proptech and fintech company (real estate, technology and financial services).

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 Company Operating Agreement

 Company Minimum Gain

 has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

 Defaulting Member

 means a Member who fails to make any portion of its Capital Contribution, including any Additional Capital
 Contribution the Member has elected to make within the time period permitted hereunder.

 Disassociation

 means an action of the Manager to remove a Members right to participate in management (i.e., removal of its voting Interest)
 for cause (per Article 12.1) or by operation of law (per Article 12.2).

 Disassociated Member

 means a Member who has been involuntarily dissociated from the Company by one of the actions described in
 Article 12.1 or 12.2, or by Voluntary Transfer of its Membership Interest to a Voluntary Transferee as described in
 Articles 11.3 through 11.5.

 Dispute,

 when capitalized, shall have the meaning set forth in Article 13 hereof.

 Distributable Cash

 means all cash of the Company derived from Company operations or Capital Transactions and miscellaneous sources (whether or not in the ordinary course of business) reduced by: (a) the amount necessary for the payment of all current installments of interest and/or principal due and owing with respect to third party debts and liabilities of the Company during such period, including but not limited to any real estate commissions, property management fees, marketing fees, utilities, closing costs, holding costs, construction costs, development costs, acquisitions of lands costs, etc., incurred by or on behalf of the Company; (b) the repayment of Advances, plus interest thereon; and (c) such additional reasonable amounts as the Manager, in the exercise of sound business judgment, determines to be necessary or desirable as a Reserve for the operation of the business and future or contingent liabilities of the Company. Distributable Cash may be generated through either operations or Capital Transactions.

 Distribution, Distributions or Cash Distributions

 mean the disbursement of cash or other property to the Manager or Members in accordance with the terms of this Agreement.

 Economic Interest means

 a Persons right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Member, including, without limitation, the right to vote or to participate in management, except as provided in the Act, and any right to information concerning the business and affairs of the Company.

 Estimated Market Value   means the estimated market value of the Company, which shall be determined annually by the Manager and reported to the Members.

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 Company Operating Agreement

 Fee(s)

 mean an amount earned by the Manager or an Affiliate as compensation for various aspects of operation of the Company, as described in Article 5.2 hereof.

 Fiscal Year

 means the Company fiscal year, which shall be the calendar year.

 Good Cause

 shall have the meaning set forth in Article 8.3 hereof.

 Gross Asset Value

 means the assets adjusted basis for federal income tax purposes, except as follows: the initial Gross
 Asset Value of any asset contributed by a Member to the Company shall be the gross Estimated Market Value of such asset as determined annually by the Manager. Gross Asset Value may be adjusted pursuant to Code sections 734 and 754 whenever it is determined by the Manager that such adjustment is appropriate and advantageous.

 Interest or Membership Interest

 means a Members rights in the Company including the Members Economic Interest, plus any additional right to vote or participate in management, and any right to information concerning the business and affairs of the Company provided by the Act and/or described in this Agreement.

 Investor

 means a Person(s) who is contemplating the purchase of Class A Interests in our Company (and/or its development projects).

 Involuntary Transfer

 means any transfer not specifically authorized under Article 11.

 Involuntary Transferee

 means a Members heirs, estate, or creditors that have taken by foreclosure, receivership, or inheritance and not as a result of a Voluntary Transfer.

 Losses

 mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate, on the Company information tax return filed for federal income tax purposes plus any expenditures described in section 705(a)(2)(B)
 of the Code.

 Major Decisions

 mean those decisions listed in Article 6.4 hereof.

 Majority of Interests

 mean Members whose collective Percentage Interests represent more than fifty percent (50%) of the Interests, whether in the Company or in a particular Class, as specified in specific provisions of this Agreement. Where no class is specified, a Majority of Interests refers to Members having a majority of the total interests in the Company, regardless of class.

 Manager

 initially refers to GILMORE HOMES  GILMORE LOANS LLC, a Georgia domestic limited liability company and an emerging growth

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 Company Operating Agreement

 proptech and fintech company and each of its officers, shareholders, directors, employees and agents or any other Person or
 Persons, as well as any of its Affiliates that may become a Manager pursuant to this Agreement as further described in Article 1.4 of this Agreement or any other Manager who shall be qualified and elected per Article 8 of this Agreement.
 (Asset Manager also means Manager as defined herein).

 Member

 means only a Person who: (1) has been admitted to the Company as a Member in accordance with the Certificate of Organization or this Agreement, or an assignee of an Interest in the Company who has become a Member: (2) who has not resigned, withdrawn, or been expelled as a Member or, if other than an individual, been dissolved.  Member does not include a Person who succeeds to the Economic Interest of a Member, unless such Person is admitted as a new, Substitute or Additional Member, in accordance with the provisions for such admission as further described herein.

 Member Nonrecourse Debt Minimum Gain

 means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with section 1.704 2(i)(3) of the Treasury Regulations.

 Member Nonrecourse Deductions

 has the meaning set forth in Treasury Regulation section 1.704 2(i)(2). For any Fiscal Year of the
 Company, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the net increase during that Fiscal Year in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year, reduced (but not below zero) by the amount of any Distributions during such year to the Member bearing the economic risk of loss for such Member Nonrecourse Debt if such Distributions are both from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, all as determined according to the provisions of Treasury Regulation section 1.704 2(i)(2). In determining Member Nonrecourse Deductions, the ordering rules of Treasury Regulation section 1.704-2(j) shall be followed.

 Nonrecourse Deductions

 has the meaning set forth in Treasury Regulation section 1.704-2(c). The amount of Nonrecourse Deductions for a Company Fiscal Year equals the net increase in the amount of Company Minimum Gain during that Fiscal Year, reduced
 (but not below zero) by the aggregate amount of any Distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

 Nonrecourse Liability

 has the meaning set forth in section 1.704-2(b)(3) of the Treasury Regulations.

 Notice of Sale

 has the meaning set forth in Article 11.5.1, pertaining to a Voluntary Transfer of a Members Interest.

 Notice to Perform

 has the meaning set forth in Article 8.2

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 Company Operating Agreement

 Organization Expenses

 mean legal, accounting, and other expenses incurred in connection with the formation and organization of the Company.

 Percentage Interest

 means the ownership interest in the Company of a Member, which shall be calculated by dividing the number of Units purchased by the Member by the total number of Units (Class A or B) issued. See Article 2.2 of this Agreement; see also definition of Class A Percentage Interests above and Appendix B, Tables 1 and 2, attached to this Agreement.

 Person

 means an individual, a partnership, a domestic or foreign limited liability company, a trust, an estate, an association, a corporation, or any other legal entity.

 Preferred Return means

 a pre tax non cumulative annual return of ten percent (10%) (interest) on the outstanding amount of each such Class A Members initial capital contribution.

 Procedure,

 when capitalized, refer to the Internal Dispute Resolution Procedure described in Article 13 hereof.

 Profits

 mean, for each Fiscal Year, the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate, on the Company informational tax return file for federal income tax purposes plus any income described in section 705(a)(1)(B) of the Code.

 Property, Properties or Company Property

 means the residential and commercial real estate throughout the United States to be acquired such as raw land or land with old and dilapidated abandon buildings, in order to tear down, and build our single family homes, condominiums, shopping centers, hotels, concept stores and restaurants, chain of dollar stores and big box general merchandise stores, low rises, mid rises and high rises mixed use developments, apartments, etc.
 Our goal is to OWN, build and create properties and businesses.

 Proptech and Fintech

 mean properties, residential and commercial, referring to real estate (proptech), technology, and financial services
 (fintech) intertwined and intermingled, as an emerging growth company.

 Purchasing Member

 means any current Member (or member of the Manager) contemplating the purchase of all or any portion of the rights of membership in the Company of a Member, including the Members Economic Interest and/or voting rights referenced in Articles 11 and 12.

 Remaining Member

 has the meaning set forth in Articles 11.5.3 and 12.3 hereof.

 Removal Notice

 has the meaning set forth in Article 8.4 hereof.

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 Company Operating Agreement

 Section,

 when capitalized and followed by a number, refers to the sections of the Appendices to this Company Agreement.

 Selling Member

 means any Member that sells, assigns, hypothecates, pledges, or otherwise transfers all or any portion of its rights of membership in the Company, including its Economic Interest and/or voting rights.

 Substitute Member or Substituted Member

 means any Person or entity admitted to the Company, after approval by the Manager, with all the rights of a Member pursuant to Article 11.4 of this Agreement and Section 4.3 of Appendix C to this Agreement.

 Transferee,

 when capitalized, has the meaning set forth in Article 11.4 hereof.

 Treasury Regulations

 mean the Regulations issued by the United States Department of the Treasury under the Code.

 Unit

 means the incremental dollar amount established by the Manager for sale of Interests that Investors can purchase in order to become Members of the Company. Note:  Units issued by the Company are personal property and not real property Interests, thus, may be ineligible for exchange under federal tax law or 1031 exchange rules.

 Unreturned Capital Contributions

 mean all Capital Contributions made by a Class A Member less any returned capital.

 Voluntary Transfer

 has the meaning set forth in Article 11.

 Working Capital and Reserves, Reserve or Reserved

 means, with respect to any fiscal period, funds set aside or amounts allocated during such period to Reserves that shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service, or other cost or expenses incidental to the ownership or operation of the Company business.